U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant under Rule 14a-12
Array BioPharma Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐ Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

3200 Walnut Street
Boulder, CO 80301
September 12, 2016
Dear Stockholder:
You are cordially invited to attend Array BioPharma Inc.'s Annual Meeting of Stockholders on October 27, 2016, at 1:00 p.m., Mountain Time, at Array's offices, located at 1825 33rd Street, Boulder, Colorado 80301.
The matters to be acted on at the Annual Meeting are described in the enclosed notice and Proxy Statement.
We realize that you may not be able to attend the Annual Meeting and vote your shares in person. However, regardless of your meeting attendance, we need your vote. We urge you to ensure that your shares are represented by voting in advance of the meeting on the Internet or via a toll-free telephone number, as instructed in the Notice of Internet Availability of Proxy Materials, or if you have elected to receive a paper or e-mail copy of the proxy materials, by completing, signing and returning the proxy card that is provided. If you decide to attend the Annual Meeting, you may revoke your proxy at that time and vote your shares in person.
Please remember that this is your opportunity to voice your opinion on matters affecting Array. We look forward to receiving your proxy and perhaps seeing you at the Annual Meeting.

Sincerely,

Ron Squarer Chief Executive Officer

3200 Walnut Street
Boulder, CO 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 27, 2016

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Array BioPharma Inc. to be held on October 27, 2016, at 1:00 p.m., Mountain Time, at the offices of Array located at 1825 33rd Street, Boulder, Colorado 80301, to consider and vote upon the following matters:

1.	Election of two Class I directors to serve for a three-year term of office expiring at the 2019 Annual Meeting of Stockholders;

2.
Approval of an amendment to the Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan, as amended, or the ESPP, to increase the number of shares of common stock reserved for issuance under the ESPP by 750,000 shares to an aggregate of 6,000,000 shares;

3.	Holding an advisory vote to approve executive compensation as disclosed in the accompanying Proxy Statement;

4.	Ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2017; and

5.	Any other matter that properly comes before the Annual Meeting.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.
The Board of Directors has fixed the close of business on August 31, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and any continuation, postponement or adjournment thereof. Your vote is very important to Array and all proxies are being solicited by the Board of Directors. So, whether or not you plan on attending the 2016 Annual Meeting, we encourage you to submit your proxy as soon as possible (i) by accessing the Internet site or by calling the toll-free number described in the proxy materials; or (ii) by signing, dating and returning a proxy card or instruction form provided to you. By submitting your proxy promptly, you will save the company the expense of further proxy solicitation. Please note that all votes cast by telephone or on the Internet must be cast prior to 11:59 p.m., Eastern Time, on October 26, 2016.

By Order of the Board of Directors,

John R. Moore Secretary
Boulder, Colorado
September 12, 2016

3200 Walnut Street
Boulder, CO 80301

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION
General
This Proxy Statement is furnished to stockholders of Array BioPharma Inc., a Delaware corporation, or Array, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Array to be held on October 27, 2016, at 1:00 p.m., Mountain Time, at the offices of Array located at 1825 33rd Street, Boulder, Colorado 80301, for the purposes set forth in the Notice of Meeting. This solicitation of proxies is made on behalf of our Board of Directors.
Important Notice Regarding the Availability of Proxy Materials for the Fiscal 2016 Stockholder Meeting to be Held on October 27, 2016
Pursuant to the rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to certain of our stockholders of record. We are also sending a paper copy of the proxy materials and proxy card to other stockholders of record who have indicated they prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice Regarding the Availability of Proxy Materials. We intend to mail the Notice Regarding the Availability of Proxy Materials or paper copies of the Proxy Statement and proxy card, as applicable, on or about September 12, 2016 to all stockholders entitled to vote at the Annual Meeting.
Stockholders will have the ability to access the proxy materials on the website referred to in the Notice Regarding the Availability of Proxy Materials or may request to receive a paper copy of the proxy materials by mail or electronic copy by electronic mail on a one-time or ongoing basis. Instructions on how to request a printed copy by mail or electronically may be found on the Notice Regarding the Availability of Proxy Materials and on the website referred to in that notice.
The Notice of Internet Availability of Proxy Materials will also identify the date, the time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors' recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request to receive, free of charge, a paper or e-mail copy of the Proxy Statement, our Annual Report and a form of proxy relating to the Annual Meeting; information on how to access and vote the form of proxy; and information on how to obtain directions to attend the meeting and vote in person should stockholders choose to do so.
Our Fiscal Year
Our fiscal year ends on June 30 of each year. In this Proxy Statement, when we refer to our fiscal year, we mean the twelve-month period ending June 30th of the stated year (for example, fiscal 2016 is July 1, 2015 through June 30, 2016).

What Are You Voting On?
You will be asked to vote on the following proposals at the 2016 Annual Meeting of Stockholders:

1.	Election of two Class I directors to serve for a three-year term of office expiring at the 2019 Annual Meeting of Stockholders;

2.
Approval of an amendment to the Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan, as amended, or the ESPP, to increase the number of shares of common stock reserved for issuance under the ESPP by 750,000 shares, to an aggregate of 6,000,000 shares;

3.	Holding an advisory vote to approve executive compensation as disclosed in the accompanying Proxy Statement;

4.	Ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2017; and

5.	Any other matter that properly comes before the Annual Meeting.
Who Can Vote
Only holders of record of shares of our common stock as of the close of business on the record date, August 31, 2016, are entitled to receive notice of, and to vote at, the Annual Meeting. The common stock constitutes the only class of securities entitled to vote at the Annual Meeting, and each share of common stock entitles the holder thereof to one vote. Your shares may be voted at the Annual Meeting, or any adjournments thereof only if you are present in person or your shares are represented by a valid proxy.
Difference between a Stockholder of Record and a “Street Name” Holder
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.
If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below under the heading “Voting Your Shares.”
Quorum
At the close of business on August 31, 2016, there were 145,022,564 shares of our common stock outstanding and entitled to vote at the Annual Meeting. The presence of a majority of the outstanding shares of our common stock entitled to vote constitutes a quorum, which is required in order to hold and conduct business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you:

•	are present in person at the Annual Meeting; or

•	have properly submitted a proxy card by mail or submitted a proxy by telephone or over the Internet.
If you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters.
Please see “Broker Non-Votes” below.

Voting Your Shares
You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this Proxy Statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.”
If you hold your shares of common stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet or by telephone by following the instructions on the website referred to in the Notice Regarding Availability of Proxy Materials previously mailed to you. You may request a paper copy of the Proxy Statement and proxy card by following the instructions on the website and in the Notice Regarding Availability of Proxy Materials provided to you.
If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this Proxy Statement, you may vote your shares by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card, or by completing, dating and signing the proxy card that was included with the Proxy Statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you.
If you hold your shares of common stock in street name, you will receive a Notice Regarding Availability of Proxy Materials from your broker, bank, trust or other nominee that includes instructions on how to vote your shares. Your broker, bank, trust or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone or by completing, dating and signing the proxy card included with your proxy materials if you request a paper copy of them by following the instructions on the Notice Regarding Availability of Proxy Materials provided by your broker, bank, trust or other nominee.
Deadline for Submitting Your Proxy on the Internet or by Telephone
The Internet and telephone voting facilities will close at 11:59 P.M., Eastern Time, on October 26, 2016. Stockholders who submit a proxy through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.
YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting.
Voting in Person
If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank, trust or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your broker, bank, trust or other nominee. Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting. Please see the important instructions and requirements below regarding “Attendance at the Annual Meeting.”
Changing Your Vote
As a stockholder of record, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Secretary of the company at our principal executive office at 3200 Walnut Street, Boulder, Colorado 80301, (ii) duly submitting a later-dated proxy over the Internet, by mail, or if applicable, by telephone, or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

If You Receive More Than One Proxy Card or Notice
If you receive more than one proxy card or Notice Regarding Availability of Proxy Materials, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice Regarding Availability of Proxy Materials you receive.
How Your Shares Will Be Voted
Shares represented by proxies that are properly executed and returned, and not revoked, will be voted as specified. YOUR VOTE IS VERY IMPORTANT.
If You Do Not Specify How You Want Your Shares Voted
If you are the record holder of your shares, and if you do not specify on your proxy how your shares are to be voted, your shares will be voted as follows:

•	FOR the election of the two nominees for Class I director;

•	FOR approval of an amendment to the ESPP to increase the number of shares reserved for issuance thereunder by 750,000;

•	FOR executive compensation; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2017.
We know of no other business to be transacted at the Annual Meeting. If other matters requiring a vote do arise, the persons named in the proxy intend to vote in accordance with their judgment on such matters.
Broker Non-Votes
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of KPMG LLP as our independent registered public accountants. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board of Directors, amendments to the ESPP, the advisory vote on executive compensation or on any stockholder proposal.
In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.
Votes Required for Approval of Proposals
The election of directors will be approved by a plurality of the votes duly cast. Abstentions and broker non-votes are not counted for purposes of the election of directors. The approval of PROPOSALS 2 and 3 and the ratification of the independent registered public accountants under PROPOSAL 4 will each require a favorable vote of a majority of the shares of our common stock present in person or by proxy, and entitled to vote at the Annual Meeting. Broker non-votes are not treated as present and entitled to vote for purposes of determining whether a proposal has been approved and, therefore, will not be counted for any purpose in determining the approval of any of the proposals. Abstentions represent shares entitled to vote and, therefore, the effect of an abstention will be a vote against PROPOSALS 2, 3, and 4.

Inspector of Election
All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Solicitation of Proxies
We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy, the Notice Regarding Availability of Proxy Materials and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services. We have engaged and paid for proxy solicitation services in the past and may do so again this year.
A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Annual Meeting and for 10 days prior to the Annual Meeting.
Attendance at the Annual Meeting
You must bring certain documents with you in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder of the company. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether you were a record holder of the company's common stock as of the close of business on August 31, 2016 or held your shares through a broker, bank, trust or other nominee.
A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of the company's transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank, trust or other nominee, and the broker, bank, trust or other nominee is the record holder instead.
To be admitted to the Annual Meeting, all persons must bring his or her Notice Regarding Availability of Proxy Materials or proxy card AND a valid personal photo identification (such as a driver's license or passport).
If you are a record holder, at the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on August 31, 2016.
If you hold your shares in the name of a broker, bank, trust or other nominee, then you must also bring to the Annual Meeting proof that you owned the shares of our common stock as of the close of business on August 31, 2016. Examples of proof of ownership include the following:

•	an original or a copy of the voting information from your bank or broker with your name on it;

•	a letter from your bank or broker stating that you owned shares of our common stock as of the close of business on August 31, 2016; or

•	a brokerage account statement indicating that you owned shares of our common stock as of the close of business on August 31, 2016.

If you are a proxy holder for an Array stockholder who owned shares of our common stock as of the close of business on August 31, 2016, then you must also bring to the Annual Meeting:

•
The executed proxy naming you as the proxy holder, signed by the stockholder who owned shares of our common stock as of the close of business on August 31, 2016 AND a valid personal photo identification (such as a driver's license or passport).

PROPOSAL 1 - ELECTION OF DIRECTORS
Our Board of Directors is composed of six members divided into three classes having staggered three-year terms. At each Annual Meeting of Stockholders, the successors to the class of Directors whose terms expired are elected to serve three-year terms. The current term of the Class I directors will expire at the Annual Meeting. John A. Orwin and Gil J. Van Lunsen have each been nominated for re-election at the Annual Meeting as a Class I director to hold office until the 2019 Annual Meeting of Stockholders or until his successor is elected and qualified. The nominees have consented to serve a term as Class I directors. Should either of the nominees become unable to serve for any reason prior to the Annual Meeting, the Board of Directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, or may reduce the number of directors on the Board of Directors.
Class I Director Nominees for Election - Term Expiring 2019
Below are biographies of the directors standing for election at the Annual Meeting and descriptions of the specific experience, qualifications, attributes or skills of the nominees that led the Corporate Governance Committee to recommend each person as a nominee for director:
John A. Orwin
Mr. Orwin, 51, has served as a member of our Board of Directors since November 2012. He became Chief Executive Officer of Relypsa, Inc. in June 2013. From February 2011 to May 2013, Mr. Orwin served as Chief Executive Officer of Affymax, Inc., which he joined in April 2010 as President and Chief Operating Officer. From January 2005 to April 2010, Mr. Orwin served at Genentech, where he served as Senior Vice President, BioOncology Business Unit since 2007. From 2001 to 2004, Mr. Orwin served in various executive level positions at Johnson & Johnson. Prior to that Mr. Orwin was Senior Director, Oncology Marketing at ALZA Pharmaceuticals (acquired by Johnson & Johnson); Vice President, Marketing at Sangstat Medical Corporation; Marketing Director, Asthma at Rhone-Poulenc Rorer Pharmaceuticals and Product Manager, Schering Oncology/Biotech at Schering-Plough Corporation. Mr. Orwin serves on the board of directors of publicly-traded Relypsa, Inc. and Seattle Genetics, Inc.
Mr. Orwin brings to the Board of Directors executive-level experience at publicly-held and private biotechnology and large pharmaceutical companies, including significant experience in commercial launch and sales support. This experience allows Mr. Orwin to provide important strategic guidance to the company as it advances its programs to late-stage development and toward commercialization.
Gil J. Van Lunsen
Mr. Van Lunsen, 74, has served as a member of our Board of Directors since October 2002. Prior to his retirement in June 2000, Mr. Van Lunsen was an Office Managing Partner of KPMG LLP and led the firm's Tulsa, Oklahoma office. During his 33-year career, Mr. Van Lunsen held various positions of increasing responsibility within KPMG and was elected to the partnership in 1977. Until April 2015, Mr. Van Lunsen was the Chairman of both the Audit Committee and the Conflicts Committee at ONEOK Partners, GP, L.L.C. in Tulsa, Oklahoma. Additionally, Mr. Van Lunsen is currently the Audit Committee Chairman and a member of the Governance Committee and Compensation Committee at M/A-Com Technology Solutions, Inc. in Lowell, Massachusetts.
Mr. Van Lunsen has extensive experience with complex financial and accounting issues and, as a former partner of KPMG LLP, as well as chairman of the audit committees of one other public company, provides valuable leadership and insights to the Board of Directors on financial as well as governance matters. During his tenure on our Board of Directors and the Audit Committee, Mr. Van Lunsen has also developed an intimate knowledge of critical operational and financial issues facing our company and our industry.

Required Vote
The nominees for director will be elected upon a favorable vote of a plurality of the votes cast at the Annual Meeting. Shares represented by proxies cannot be voted for more than the two nominees for director.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES FOR ELECTION AS CLASS I DIRECTORS TO THE BOARD.

Class II Directors Continuing in Office - Term Expiring 2017
The following Class II directors have terms expiring at the Annual Meeting of Stockholders in 2017.
Kyle A. Lefkoff
Mr. Lefkoff, 57, has served as the Chairman of our Board of Directors since May 1998. From January 2012 through April 2012, Mr. Lefkoff served as our interim Executive Chairman following the resignation of our former Chief Executive Officer, Mr. Robert E. Conway, in January 2012. When our current Chief Executive Officer, Mr. Ron Squarer, was hired in April 2012, Mr. Lefkoff stepped down as Executive Chairman and resumed his position as Chairman of our Board of Directors. Since 1995, Mr. Lefkoff has been a General Partner of Boulder Ventures, Ltd, a venture capital firm and a founding investor in our company. From 1986 until 1995, Mr. Lefkoff was employed by Colorado Venture Management, a venture capital firm. Mr. Lefkoff serves on the board of directors for a number of private companies, including: miRagen Therapeutics, Market Force Information and CommercialTribe, Inc.
Mr. Lefkoff's career as a venture capitalist and investor in a number of biotechnology companies and his extensive knowledge of our industry provide important strategic insights to the Board of Directors. As a prior investor in Array and member of our Board of Directors since inception, Mr. Lefkoff has a deep understanding of the operational and financial issues affecting our company. Mr. Lefkoff also brings strong leadership skills to our Board of Directors and, as our Chairman, serves as a critical link between management and our Board of Directors.
Ron Squarer
Mr. Squarer, 49, has served as our Chief Executive Officer and a member of our Board of Directors since April 2012. Prior to Array, Mr. Squarer served as Senior Vice President, Chief Commercial Officer at Hospira Inc., a global pharmaceutical and medical device company, from February 2010 to April 2012, where he was responsible for delivering $4 billion in annual revenue and leading more than 2,000 employees worldwide. From 2009 to 2010, Mr. Squarer was responsible for strategy, new product development and commercialization, acquisitions, partnerships and portfolio prioritization as Senior Vice President, Global Marketing and Corporate Development and held a similar role focused on Strategy and Business Development from 2007 to 2008. Mr. Squarer joined Hospira from Mayne Pharma, an Australia-based specialty injectable pharmaceutical company, where he served as Senior Vice President, Global Corporate and Business Development from 2006 to 2007, when Mayne was sold to Hospira for $2 billion in 2007. Prior to 2007, Mr. Squarer held senior management roles at both Pfizer, Inc., focused on global oncology commercial development, and at SmithKline Beecham Pharmaceuticals (now GlaxoSmithKline) in the U.S. and Europe.
Mr. Squarer has extensive commercial, development and executive leadership expertise from a 20-year career in the pharmaceutical industry. Mr. Squarer brings substantial experience in late-stage drug development and commercialization, as well as important strategic insights to the Board as our portfolio of wholly-owned and partnered programs approach late-stage development. During his career, Mr. Squarer has also acquired an extensive knowledge of our industry and the markets in which we operate and brings important management perspective to the oversight function of the Board of Directors.

Class III Directors Continuing in Office - Term Expiring 2018
Gwen A. Fyfe, M.D.
Dr. Fyfe, 64, has served as a member of our Board of Directors since January 2012. From 1997 to 2009, Dr. Fyfe held various positions with Genentech Inc. (now a member of the Roche Group), including Vice President, Oncology Development; Vice President, Avastin® Franchise Team; as well as the honorary title of Senior Staff Scientist. Dr. Fyfe played an important role in the development of Genentech's approved oncology agents including Rituxan®, Herceptin®, Avastin® and Tarceva®. Dr. Fyfe sat on the development oversight committee for all of Genentech's products and participated in the Research Review Committee that moved products from research into clinical development. Since leaving Genentech in 2009, Dr. Fyfe has been a consultant for venture capital firms and for a variety of biotechnology companies. Dr. Fyfe serves as a director of publicly-traded Infinity Pharmaceuticals and Igenica Biotherapeutics, a private company. Dr. Fyfe is a recognized oncology expert in the broader oncology community and has been an invited member of Institute of Medicine panels, National Cancer Institute working groups and grant committees and American Society of Clinical Oncologists oversight committees.
Dr. Fyfe brings to the Board of Directors extensive industry experience in the late-stage development and regulatory approval process for novel oncology therapeutics. As we evolve our business to a late-stage development company focused on oncology, the Board of Directors believes that Dr. Fyfe brings significant industry and strategic insights to the Board and the company.
Charles M. Baum, M.D., Ph.D.
Dr. Baum, 58, has served as a member of our Board of Directors since April 2014. Dr. Baum has served as the President and Chief Executive Officer of Mirati Therapeutics since 2012. Prior to joining Mirati, Dr. Baum had worked at Pfizer since 2003, most recently as the Senior Vice President for Clinical Research within Pfizer's Worldwide Research & Development division. At Pfizer, Dr. Baum held roles of increasing responsibility, including Vice President and Head of Oncology Development and Chief Medical Officer for Pfizer's Biotherapeutics and Bioinnovation Center, a Pfizer division comprised of small biotech research units. During his tenure at Pfizer he was responsible for the development of the company’s oncology portfolio, including the tyrosine kinase inhibitors Sutent® (sunitinib), Inlyta® (axitinib) and Xalkori® (crizotinib). Prior to joining Pfizer, Dr. Baum was responsible for the Phase I-IV development of several oncology compounds at Schering-Plough, including Temodar® (temozolomide).
Dr. Baum contributes important industry and executive-level experience to the Board. In particular, the Board of Directors believes Dr. Baum's experience with later stage drug development in the field of oncology and his general industry knowledge enable him to provide important strategic insights and advice to the company as its products advance in development.
Meetings of the Board of Directors and Committees of the Board of Directors
Our Board of Directors held seven meetings during the fiscal year ended June 30, 2016. During the fiscal year, all of the current directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees of which such director was a member.
Director Independence
The Board of Directors has determined that Mr. Lefkoff, Dr. Baum, Dr. Fyfe, Mr. Orwin and Mr. Van Lunsen, comprising five of its six members, are independent as defined by applicable rules of the NASDAQ Stock Market.
Board Leadership Structure and Role in Risk Oversight
We currently and have historically had an independent Chairman of the Board separate from our Chief Executive Officer, or CEO. Our Corporate Governance Guidelines provide that the role of Chairman and CEO may be separate or, if the Board of Directors determines, combined. If the CEO serves as Chairman, the Board of Directors will select one of the independent directors to act as a lead director to coordinate the other independent directors and to chair the executive sessions of independent directors. If these offices are separated, the

Chairman will act as the lead director and the Chief Executive Officer will be responsible to the Board of Directors for the overall management and functioning of the company. The Board of Directors believes that having flexibility in determining whether to separate the roles of Chairman and CEO from time to time is in the best interest of our company and our stockholders by allowing the Board to take into account the varying needs of the company and the structure and composition of the Board of Directors at any particular time.
Our management is responsible for identifying risks facing our company, including strategic, financial, operational and regulatory risks, implementing risk management policies and procedures and managing our day to day risk exposure. Although we do not have a formal risk oversight policy, the Board of Directors through the Audit Committee discusses with management our significant financial risk exposures and monitors the adequacy of our risk assessment and risk management policies. The Compensation Committee addresses risks related to compensation and other talent-related matters and the Clinical Development Committee addresses risks related to the company's clinical development programs and strategies. In addition, the Board of Directors is regularly presented with information at its regularly scheduled and special meetings regarding risks facing our company, and management provides more frequent, informal communications to the Board between regularly scheduled meetings which are designed to give the Board of Directors regular updates about our business. The Board of Directors considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk.
Committees of the Board of Directors
Our Board of Directors has established four standing committees, a Compensation Committee, an Audit Committee, a Corporate Governance Committee and a Clinical Development Committee. Each of the standing committees has adopted a written charter which is available on the Investor Relations portion of our website at www.arraybiopharma.com. The Corporate Governance Guidelines adopted by the Board of Directors are also available on our website.
Compensation Committee
The Compensation Committee is responsible for determining executive officers' compensation, evaluating the performance of the CEO and administering the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan, the Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan and our Deferred Compensation Plan. The Compensation Committee has authority to retain compensation consultants to advise it on compensation matters and is directly responsible for the appointment, compensation and oversight of any such compensation consultants. The Compensation Committee held six meetings during the fiscal year ended June 30, 2016. Mr. Lefkoff (chair), Dr. Fyfe and Mr. Orwin are members of the Compensation Committee. The Board of Directors has determined that all members of our Compensation Committee during fiscal 2016 are independent as defined by applicable rules of the NASDAQ Stock Market. The report of the Compensation Committee is included elsewhere in this Proxy Statement.
Audit Committee
The Audit Committee is responsible for (1) retaining, overseeing and approving the fees of our independent public accountants, (2) reviewing audit plans and results with our independent public accountants, (3) reviewing the independence of the independent public accountants, (4) pre-approving all audit and non-audit fees, and (5) reviewing our internal accounting controls and discussing the adequacy of those controls with our CEO and Chief Financial Officer, or CFO. The Audit Committee is also responsible for reviewing and approving transactions in which Array participates and in which related parties have a direct or indirect material interest and for overseeing the company's legal compliance, risk management and ethics programs. The Audit Committee held five meetings during the fiscal year ended June 30, 2016. The members of the Audit Committee are Mr. Van Lunsen (chair), Mr. Lefkoff and Dr. Baum. The Board of Directors has determined that all members of the Audit Committee during fiscal 2016 meet the independence standards for audit committee members under applicable rules of the SEC and the NASDAQ Stock Market. The Board of Directors has also determined that Mr. Lefkoff and Mr. Van Lunsen qualify as “audit committee financial experts” as defined by applicable rules of the SEC. The report of the Audit Committee is included elsewhere in this Proxy Statement.

Corporate Governance Committee
The Corporate Governance Committee is responsible for the implementation of Array's Corporate Governance Guidelines and the evaluation and recommendation to the Board of Directors of candidates for election to the Board. The Committee also recommends policies and standards for evaluating the overall effectiveness of the Board of Directors in the governance of Array and such other activities as the Board of Directors may delegate to it from time to time. The Corporate Governance Committee will consider director nominations from our stockholders. The Corporate Governance Committee has not received any timely recommended nominations from any stockholders in connection with the 2016 Annual Meeting. See the sections below entitled “Stockholder Proposals for 2017 Annual Meeting” and “Stockholder Nominations to the Board of Directors” for information on submitting director nominations and other proposals for annual stockholder meetings. The Corporate Governance Committee held two meetings during the fiscal year ended June 30, 2016. The current members of the Corporate Governance Committee are Mr. Orwin (chair), Dr. Fyfe and Mr. Van Lunsen. The Board of Directors has determined that all Corporate Governance Committee members during fiscal 2016 are independent as defined by applicable rules of the NASDAQ Stock Market.
Clinical Development Committee
The Clinical Development Committee was established for the purpose of assisting the Board in overseeing the company’s clinical development activities and decisions and to provide advice to the company’s management and the Board relating to the allocation, deployment, utilization of and investment in the company’s development assets. The Clinical Development Committee periodically reviews the company’s clinical development programs and initiatives from a scientific perspective and provides feedback and strategic advice to management concerning those programs and initiatives. The Clinical Development Committee held five meetings during fiscal 2016. The current members of the Clinical Development Committee are Dr. Fyfe (Chair), Dr. Baum and Mr. Orwin. The Board of Directors has determined that all Clinical Development Committee members are independent as defined by applicable rules of the NASDAQ Stock Market.
Stockholder Communications with the Board of Directors
Stockholders and other interested parties may communicate with members of the Board of Directors by e-mail at BoardofDirectors@arraybiopharma.com or by writing to them at the following address:
Array BioPharma Board of Directors
c/o Array BioPharma Inc.
3200 Walnut Street
Boulder, CO 80301
Our General Counsel will receive all communications addressed to the Board of Directors and, after copying them for the company's files, will forward each communication (by United States mail or other reasonable means determined by the General Counsel) to the director or directors to whom the communication is addressed.
Our General Counsel is not required to forward any communication determined in good faith to be frivolous, hostile, threatening, illegal or similarly unsuitable or to be unrelated to the duties and responsibilities of the Board. The General Counsel will retain copies of such communications in the company's files and make them available to any member of the Board of Directors at their request.
Any communication subject to this policy that is addressed to the Chairman of the Audit Committee, the non-management members of the Board of Directors as a group or the independent members of the Board of Directors as a group will be shared with management only upon the instruction of the Chairman of the Audit Committee. All other communications will be shared with management at the time they are forwarded to the Board of Directors.

Director Attendance at Annual Meetings
All directors are strongly encouraged to attend each of our annual stockholder meetings, unless a director is not standing for reelection and his or her term is to expire at that meeting. All of our directors attended our 2015 Annual Meeting.

PROPOSAL 2 - APPROVAL OF AN AMENDMENT TO THE ARRAY BIOPHARMA INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
The Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan, or the ESPP, allows eligible employees of Array to acquire shares of our common stock at a discount through payroll deductions. The ESPP is intended to benefit Array and our stockholders by motivating our employees to contribute to the growth and success of our operations and encouraging them to remain employed by us by giving them an ownership stake in our company. Highly qualified employees are critical to our success and to our ability to achieve our strategic goals. We believe that equity incentives are essential for us to remain competitive in the marketplace for qualified personnel and that the ESPP is an important ingredient in our equity compensation offerings.
As of August 31, 2016, there were 586,104 shares of common stock authorized and available for future issuance under the ESPP. We expect participation in the ESPP to continue and that the shares remaining for issuance under the ESPP will not support this participation beyond 2016. Accordingly, the Board of Directors believes that the remaining authorized shares under the ESPP are insufficient to meet our needs and that an increase in the number of shares available for issuance under the ESPP is necessary to allow us to continue to provide this form of equity compensation that we believe helps us to attract, motivate and retain key employees. Therefore, on August 29, 2016 the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the ESPP to increase the number of shares of common stock reserved for issuance under the ESPP by 750,000 shares, to an aggregate of 6,000,000 shares.
As of August 31, 2016, there were 98 employees participating in the ESPP. Because participation in the ESPP is subject to the discretion of each eligible employee and the amounts received by participants under the ESPP are subject to the fair market value of our common stock on future dates, the benefits or amounts that will be received by any participant or groups of participants if the ESPP is approved are not currently determinable. As of August 31, 2016, there were seven executive officers and 172 other employees of Array who were eligible to participate in the ESPP.
We intend to register the additional 750,000 shares in a Registration Statement on Form S-8 under the Securities Act of 1933 as soon as practicable after receiving stockholder approval.
The summary of the material provisions of the ESPP set forth below is qualified in its entirety by the complete text of the ESPP, a copy of which is attached as Appendix A to this Proxy Statement.
Summary of Material Provisions of the ESPP
Our Board of Directors adopted and our stockholders approved the ESPP in September 2000, effective upon the closing of our initial public offering in November 2000. Amendments to our ESPP were subsequently adopted by our Board of Directors on November 17, 2000, on September 12, 2002 (which amendments were approved by our stockholders on October 31, 2002), on April 29, 2004, on December 9, 2005 (which amendments were approved by our stockholders on November 2, 2006), on September 11, 2008 (which amendments were approved by our stockholders on October 30, 2008), on September 7, 2009 (which amendment was approved by our stockholders on October 29, 2009), on August 5, 2010 (which amendment was approved by our stockholders on November 4, 2010), on September 1, 2011 (which amendment was approved by our stockholders on October 26, 2011), on August 31, 2012 (which amendment was approved by our stockholders on October 24, 2012), on August 26, 2014, (which amendment was approved by our stockholders on October 30, 2014) and on August 29, 2016 which amendment is subject to the approval by stockholders at the 2016 Annual Meeting.

The ESPP permits eligible employees to elect to have a portion of their pay deducted by us to purchase shares of our common stock at a discount. The Compensation Committee determines the length and duration of the periods, known as offering periods, during which payroll deductions will be accumulated to purchase shares of common stock. Within a single offering period, we may permit periodic purchases of stock during periods, known as purchase periods.
We currently have a 12-month offering period that ends on December 31st of each year and two six-month purchase periods ending on June 30th and December 31st of each year. However, if our closing stock price on July 1st is lower than our closing stock price on January 1st, then the original 12-month offering period terminates and the purchase rights under the original offering period roll forward into a new six-month offering period with a corresponding purchase period that begins July 1st and ends December 31st. As a result, the purchase price for purchases made on behalf of the participants on December 31st is equal to 85% of the lowest stock price on January 1st, July 1st or December 31st of that year. The Compensation Committee may modify the duration of the offering periods and the purchase periods in the future.
Administration
The ESPP is administered by the Compensation Committee. The Compensation Committee has the authority to interpret the ESPP, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the ESPP. All of the Compensation Committee’s determinations will be final and binding.
Shares Subject to the ESPP
Currently, we have reserved 5,250,000 shares of common stock for issuance under our ESPP. Our stockholders are being asked to approve at this Annual Meeting an increase in this number to an aggregate of 6,000,000 shares. If there is any increase or decrease in the number of shares of common stock without receipt of consideration by Array (for instance, by a recapitalization or stock split), there may be a proportionate adjustment to the number and kinds of shares that may be purchased under the ESPP.
Eligibility
All of our employees whose customary employment is for more than five months in any calendar year are eligible to participate in this plan, provided that any employee who would own 5% or more of the total combined voting power or value of our common stock immediately after any grant is not eligible to participate. An employee must be employed on the last day of the purchase period in order to acquire stock under the ESPP, unless the employee has retired, died or become disabled, or returned to active service from lay-off or approved leave of absence.
Participation Election
An eligible employee may become a participant in the ESPP by completing an election to participate in the ESPP in an online form provided by our stock plan administrator. The form authorizes us to have deductions, not to exceed 15% of pay, made from pay on each payday following enrollment in the ESPP. The deductions or contributions are credited to the employee’s account under the ESPP. A participating employee may only increase or decrease his or her payroll deduction or periodic cash payments to take effect on the first day of the next purchase period, by notifying our stock plan administrator regarding election to participate in the ESPP. A participating employee may terminate payroll deductions or contributions at any time, and the amounts in the employee’s account will be returned to the employee, and the employee’s option to purchase shares under the ESPP will terminate, unless the employee notifies us not to have such amounts distributed, in which case the amounts will remain in the employee’s account and available to purchase shares during the applicable offering period under the ESPP.
Purchase Price
Rights to purchase shares of our common stock are deemed granted to participating employees as of the first trading day of each offering period. The purchase price for each share is set by the Compensation Committee, but may not be less than 85% of the fair market value of our common stock on (i) the first trading day of the offering period or (ii) the day on which the shares are purchased, or the Purchase Date, whichever is lower. The Compensation Committee has approved a purchase price equal to 85% of the lower of these two amounts, but may modify this purchase price in the future subject to the limitation described in this paragraph.
Purchase Limit
No employee may purchase common stock in any calendar year under the ESPP having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the offering period. The value of any shares acquired under any other “employee stock purchase plans” that may be adopted by Array or any parent or subsidiary are included in calculating this maximum.
Purchase of Common Stock
On the Purchase Date, a participating employee is credited with the number of whole shares of common stock purchased under the ESPP for the applicable offering period. Common stock purchased under the ESPP is held by a broker we designate. We may require shares be retained with such broker for a designated period of time, and may impose a holding period requirement of up to 12 months from the Purchase Date for shares of common stock purchased by participating employees under the ESPP. We may also establish procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares.
If in any purchase or offering period the number of unsold shares that may be made available for purchase under the ESPP is insufficient to permit eligible employees to exercise their rights to purchase shares, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds remaining in a participating employee’s account will be refunded.
Termination of Participation
A participating employee will be refunded all monies in his or her account, and his or her participation in the ESPP will be terminated, if, prior to the Purchase Date: (i) the employee ceases to be eligible to participate in the ESPP, (ii) the Board of Directors terminates the ESPP (provided that termination of the ESPP will not impair the vested rights of the participant), or (iii) the participating employee leaves the employ of Array, other than by retirement, or is discharged for cause.
If a participating employee terminates participation in the ESPP because of his or her retirement or death, or because of an involuntary termination of employment without cause, the employee (or his or her representative in the event of death) can choose to either: (i) purchase common stock on the Purchase Date with the amounts then accumulated in the employee’s account or (ii) have all monies in the employee’s account refunded.
Lay-off, Authorized Leave of Absence or Disability
During any period of absence of the employee from work due to lay-off, authorized leave of absence or disability, the employee can elect (i) to have payroll deductions suspended or (ii) to make periodic payments to the ESPP in cash. If the participating employee returns to active service prior to the Purchase Date, the employee’s payroll deductions will be resumed. If the employee did not make periodic cash payments during the employee’s period of absence, the employee may elect to either: (x) make up any deficiency in the employee’s account resulting from a suspension of payroll deductions by an immediate cash payment; (y) not to make up the deficiency in his or her account, in which event the number of shares to be purchased by the employee will be reduced to the number of whole shares which may be purchased with the amount, if any, credited to the employee’s account on the Purchase Date; or (z) withdraw the amount in the employee’s account and terminate the employee’s option to purchase. If a participating employee’s period of lay-off, authorized leave of absence or disability terminates on or before the Purchase Date, and the employee has not resumed active employment with Array or a participating affiliate, the employee will receive a distribution of his or her account.

Assignment
No participating employee may assign his or her rights to purchase shares of common stock under the ESPP, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of common stock under the ESPP may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s estate). Once stock has been issued to the employee or for his or her account, such stock may be assigned the same as any other stock.
Amendment of Plan
The Board of Directors may, at any time, amend the ESPP in any respect; however, our stockholders must also approve amendments (i) increasing the number of shares that may be made available for purchase under the ESPP or (ii) changing the eligibility requirements for participating in the ESPP. In addition, no amendment may be made to the ESPP that impairs the vested rights of participating employees.
Termination of Plan
The Board of Directors may terminate the ESPP at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participants that have vested at the time of termination. The ESPP will, without further action of the Board of Directors, terminate at the earlier of (i) the expiration of the term of the ESPP, which is currently September 8, 2020, and (ii) such time as all shares of common stock that may be made available for purchase under the ESPP have been issued.
Reorganizations
Upon a reorganization in which we are not the surviving corporation or a sale of assets or stock, the ESPP and all rights outstanding shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation or assumption of the ESPP, or for the substitution of the rights under the ESPP with rights covering the stock of the successor corporation.
No Employment Rights
Neither the ESPP nor any right to purchase common stock under the ESPP confers upon any employee any right to continued employment with Array or a participating affiliate.
Federal Income Tax Consequences
The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Amounts withheld from pay under the ESPP are taxable income to participating employees in the year in which the amounts otherwise would have been received, but the participating employees will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase common stock (on the first day of an offering period) or when the right to purchase common stock is exercised (on the last day of the purchase period).
If the participating employee holds the common stock purchased under the ESPP for at least two years after the first day of the offering period in which the common stock was acquired (the “Grant Date”) and for at least one year after the date the common stock is purchased, when the participating employee disposes of the common stock, he or she will recognize as ordinary income an amount equal to the lesser of:

(i)	the excess of the fair market value of the common stock on the date of disposition over the price paid for the common stock; or

(ii)
the fair market value of the common stock on the Grant Date multiplied by the discount percentage for stock purchases under the ESPP. The discount percentage is currently 15%, although we may use a lesser discount percentage, including a zero discount percentage.

If the participating employee disposes of the common stock within two years after the Grant Date or within one year after the date the common stock is purchased, he or she will recognize ordinary income equal to the fair market value of the common stock on the last day of the purchase period in which the common stock was acquired less the amount paid for the common stock. The ordinary income recognition pertains to any disposition of common stock acquired under the ESPP (such as by sale, exchange or gift).
Upon disposition of the common stock acquired under the ESPP, any gain realized in excess of the amount reported as ordinary income will be reportable by the participating employee as a capital gain, and any loss will be reportable as a capital loss. Amounts required to be reported as ordinary income on the disposition of the common stock may be added to the purchase price in determining any remaining capital gain or loss. Capital gain or loss will be long-term if the employee has satisfied the two-year holding period requirement described above or, in any event, if the employee has held the common stock for at least one year. Otherwise, the capital gain or loss will be short-term.
If the participating employee satisfies the two-year holding period for common stock purchased under the ESPP, we will not receive any deduction for federal income tax purposes with respect to that common stock or the right under which it was purchased. If the employee does not satisfy the two-year holding period, we will be entitled to a deduction in an amount equal to the amount that is considered ordinary income. Otherwise, the ESPP has no tax effect on Array.
The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state and local, foreign or estate and gift tax consequences that may arise in connection with participation in the ESPP.
Plan Benefits under the ESPP
The following table sets forth, for each person serving during fiscal 2016 as our Principal Executive Officer and as our Principal Financial Officer and our three other most highly compensated executive officers for fiscal 2016, all current executive officers as a group and all other employees who participated in the ESPP as a group: (a) the number of shares of common stock purchased under the ESPP during the year ended June 30, 2016; and (b) the dollar value of the benefit, which is calculated as the fair market value per share of the common stock on the date of purchase, minus the purchase price per share of common stock under the ESPP:

Name of Individual and Position or Identity of Group	Number of Shares Purchased (#)(1)	Dollar Value of Benefit ($)(1)
Ron Squarer, Chief Executive Officer	5,175	$3,260
Victor Sandor, M.D., CMO	0	0
Andrew R. Robbins, Chief Operating Officer	0	0
John R. Moore, Vice President, General Counsel and Secretary	0	0
All executive officers as a group (6 persons)	7,125	4,489
All other employees as a group	258,054	162,574

(1)
Consists of shares purchased under the ESPP as of December 31, 2015, and does not include shares for which purchase rights have accumulated under the ESPP for the offering period that began January 1, 2016 as the number of shares to be purchased and the dollar value of those shares are not determinable.

Equity Compensation Plan Information
The following table provides information as of June 30, 2016 about the shares of common stock that may be issued upon the exercise of options under our existing equity compensation plans, which include the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan, or the Stock Option and Incentive Plan, and the ESPP. Array has no equity compensation plans that have not been approved by our stockholders.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a) (#)
Equity compensation plans approved by stockholders:
Stock Option and Incentive Plan (1)	12,479,695	$4.48	19,228,677
ESPP (2)	—	—	586,104
Total	12,479,695		19,814,781

(1)
The shares available for issuance under the Stock Option and Incentive Plan are increased automatically by an amount equal to the difference between (a) 25% of our issued and outstanding shares of capital stock (on a fully diluted, as converted basis) and (b) the sum of the shares relating to outstanding option grants plus the shares available for future grants under such Stock Option and Incentive Plan. However, in no event shall the number of additional authorized shares determined pursuant to this formula exceed, when added to the number of shares of common stock outstanding and reserved for issuance under the Stock Option and Incentive Plan other than pursuant to this formula, under the ESPP and upon conversion or exercise of outstanding warrants, convertible securities or convertible debt, the total number of shares of common stock authorized for issuance under Array's Amended and Restated Certificate of Incorporation.

(2)
The number of securities remaining available for future issuance does not include the additional 750,000 shares proposed to be authorized for issuance under the ESPP for which stockholder approval is being sought at the 2016 Annual Meeting.

Required Vote
The approval by the affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting is required to approve the amendment to the ESPP. Abstentions will have the same effect as a negative vote. Broker “non-votes” will not be counted for purposes of approving Proposal 2.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENT TO THE ESPP CONTAINED IN PROPOSAL 2.

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION
The advisory vote on executive compensation gives stockholders the opportunity to indicate whether they approve the compensation of our named executive officers as disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. At the Annual Meeting of Stockholders held in October 2011, our stockholders indicated their preference that the advisory vote on executive compensation be held on an annual basis and we intend to seek an advisory vote on executive compensation annually.
The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this Proxy

Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are designed to attract, retain and motivate talented executives capable of providing the leadership, vision and execution necessary to achieve our business objectives and create long-term stockholder value. We seek to create a pay-for-performance environment that aligns the interests of our executive officers with the creation of stockholder value. The Compensation Committee also seeks to provide industry-competitive compensation to attract and retain employees with the skills and expertise needed to manage an increasingly complex business and to reward actions and outcomes that are consistent with decision-making that is in the short- and long-term best interests of the company and do not encourage excessive risk taking.
The primary components of our executive compensation program include the following:
Salary: Base salary is the primary fixed component of our executive compensation program. Because base salary is a key reference point for individuals considering a change in employment, we must offer industry competitive salaries to attract and retain talented management. Salaries are generally set within a range of salaries paid to industry peers and reflect variations for individuals based on professional and industry experience, levels of responsibility and competition for talent in certain areas.
Performance Bonus Program: Our performance-based bonus program allows our executives and other employees to earn an annual bonus based on achievement of company performance goals and objectives established at the outset of each fiscal year. The performance goals consist of financial goals, discovery research goals and development goals relating to our proprietary programs. The same goals apply company-wide to all employees. The program is designed to strengthen the connection between individual performance and company success and to reinforce a pay-for-performance philosophy. Our performance bonus program is also intended to ensure that total compensation of our employees, including our executives, is competitive within our industry.
Equity Compensation: We provide equity compensation to our executives and other employees in the form of stock options and restricted stock units that vest generally over a four-year period or upon achievement of performance conditions. Our equity compensation is designed to encourage retention because the recipient must remain employed to receive the award and to align the interests of our executives and other employees with those of our stockholders by creating an incentive to maximize stockholder value.
Payments Upon Termination or Change in Control: We have entered into employment agreements with all of our executive officers other than Mr. Horin. These agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as in connection with a change-in-control of Array, and for the acceleration of vesting of all or a portion of outstanding equity awards upon a change in control. The severance and change in control benefits are common among our peer group, and the Compensation Committee believes that providing mutually-agreed to severance arrangements provides us with more flexibility to make a change in management if it is in the best interest of our stockholders. In addition, payments upon a change in control promote the ability of our executives to act in the best interests of our stockholders even though they may be terminated as a result of a transaction.
We urge you to read the more detailed discussion of executive compensation below contained in the section entitled "Compensation Discussion and Analysis" and in the tables and narrative discussion that follow.
Because the vote is advisory, it is not binding on the Board of Directors or Array. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
The Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a negative vote. Broker “non-votes” will not be counted for purposes of Proposal 3.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EXECUTIVE COMPENSATION UNDER PROPOSAL 3.

PROPOSAL 4 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
KPMG LLP has served as our independent registered public accountants since October 14, 2004. Representatives from KPMG LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions at the Annual Meeting.
We are asking the stockholders to ratify the Audit Committee's selection of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2017. If the stockholders do not ratify the selection, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of Array and our stockholders.
Required Vote
The approval by the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of KPMG LLP. Abstentions will have the same effect as a negative vote. Broker “non-votes” will not be counted for purposes of approving Proposal 4.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2017.

AUDIT COMMITTEE REPORT
The information in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filings.
The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2016, with our management and with our independent registered public accountants, KPMG LLP. In addition, the Audit Committee discussed with KPMG LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1 AU Section 380) relating to the conduct of the audit. The Audit Committee also discussed with KPMG LLP the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board and considered the compatibility of the non-audit services provided by the independent registered public accountants with their independence.
Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2016 be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2016, for filing with the SEC.
Audit Committee of the Board of Directors
Gil J. Van Lunsen (Chair)
Charles M. Baum, M.D., Ph.D.
Kyle A. Lefkoff

Fees Billed by the Principal Accountant
We were billed the following fees by our independent registered public accountants for the fiscal years ended June 30, 2016 and 2015:

	Year Ended June 30,
	2016	2015
Audit Fees (1)	$592,090	$762,825
Audit-Related Fees (2)	160,985	—
Tax Fees (3)		348,333
All Other Fees (4)	—	—

(1)	Audit fees consist of fees for services necessary to perform the audit of our financial statements for fiscal 2016 and 2015 and review of documents filed with the SEC.

(2)	Audit-related fees consist of fees for assurance and related services reasonably related to the performance of the audit or review.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services.

(4)
All other fees include the aggregate of the fees billed in each of the last two fiscal years for products and services provided by the principal accountant other than the products and services disclosed as Audit Fees, Audit-Related Fees and Tax Fees.

Pre-Approval of Services
The Audit Committee pre-approves all audit and non-audit services rendered by our independent auditor. The Audit Committee has not adopted a formal written policy or procedures for the pre-approval of audit and non-audit services rendered by our independent auditor. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee approved all audit, audit-related and tax fees for fiscal year 2016.

PRINCIPAL STOCKHOLDERS
The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 31, 2016 by:

•
Each person serving during fiscal 2016 as our Principal Executive Officer and as our Principal Financial Officer and our three other most highly compensated executive officers in fiscal 2016, whom we collectively refer to as our named executive officers;

•	Each of our directors;

•	All of our directors and executive officers as a group; and

•	Each person (or group of affiliated persons) known by us to beneficially own more than 5% of our outstanding common stock.

Name	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)(a)
Named Executive Officers:
Ron Squarer (b)	1,639,181	1.1%
David J. Horin	—	*
Mary P. Henahan	—	*
Victor Sandor, M.D. (c)	504,894	*
Andrew R. Robbins (d)	448,038	*
John R. Moore (e)	366,784	*
Directors:
Kyle A. Lefkoff (f)	218,585	*
Charles M. Baum, M.D., Ph.D. (g)	55,000	*
Gwen A. Fyfe, M.D. (h)	120,000	*
John A. Orwin (i)	100,000	*
Gil J. Van Lunsen (j)	230,260	*
All directors and officers as a group (12 persons) (k)	3,838,553	2.6%
Five percent shareholders:
FMR (l)	18,680,097	13.0%
Redmile Group (m)	18,418,106	12.8%
Orbimed (n)	10,689,000	7.5%
BlackRock (o)	9,270,287	6.5%
Deerfield Management (p)	8,729,361	6.1%
The Vanguard Group (q)	8,010,795	5.6%
Biotechnology Value Fund (r)	7,850,211	5.5%
* Less than 1%.

(a)
Unless otherwise indicated, each person has sole voting and investment power with respect to shares shown as beneficially owned by such person. For purposes of calculating the number and percentage of shares beneficially owned, the number of shares of common stock deemed outstanding consists of 145,022,564 shares outstanding on August 31, 2016 plus the number of shares of common stock underlying stock options held by the named person that are exercisable as of October 30, 2016. Except as otherwise specified below, the address of each of the beneficial owners identified is c/o Array BioPharma Inc., 3200 Walnut Street, Boulder, Colorado 80301.

(b)	Includes options to purchase 1,588,437 shares of common stock that are exercisable as of October 30, 2016.

(c)	Includes 95,890 RSUs which will vest prior to October 30, 2016 and options to purchase 327,599 shares of common stock that are exercisable as of October 30, 2016.

(d)	Includes options to purchase 441,562 shares of common stock that are exercisable as of October 30, 2016.

(e)	Includes options to purchase 347,187 shares of common stock that are exercisable as of October 30, 2016.

(f)
Includes 5,000 RSUs which will vest prior to October 30, 2016 and options to purchase 165,000 shares of common stock that are exercisable as of October 30, 2016, 30,000 shares of common stock in trust for the benefit of Mr. Lefkoff's minor children and 15,000 shares of common stock held by BV Partners III Profit Sharing account for the benefit of Mr. Lefkoff. The address of Mr. Lefkoff is c/o Boulder Ventures, 1941 Pearl Street, Suite 300, Boulder, Colorado 80302.

(g)	Includes 5,000 RSUs which will vest prior to October 30, 2016 and options to purchase 50,000 shares of common stock that are exercisable as of October 30, 2016.

(h)	Includes 5,000 RSUs which will vest prior to October 30, 2016 and options to purchase 115,000 shares of common stock that are exercisable as of October 30, 2016.

(i)	Includes 5,000 RSUs which will vest prior to October 30, 2016 and options to purchase 95,000 shares of common stock that are exercisable as of October 30, 2016.

(j)	Includes 5,000 RSUs which will vest prior to October 30, 2016 and options to purchase 220,000 shares of common stock that are exercisable as of October 30, 2016.

(k)	Includes 120,890 RSUs which will vest prior to October 30, 2016 and options to purchase 3,838,553 shares of common stock that are exercisable as of October 30, 2016.

(l)
Based on information set forth in Schedule 13G filed under the Exchange Act on February 12, 2016 reporting 18,680,097 shares of common stock beneficially owned by FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(m)
Based on information set forth in Schedule 13G filed under the Exchange Act on February 16, 2016, reporting 18,418,106 shares of common stock beneficially owned by Redmile Group, LLC. Redmile, as the general partner and/or investment manager to certain investment limited partnerships, pooled investment vehicle(s), separately managed accounts, etc. and Jeremy Green, as the majority managing member and owner of Redmile, may be therefore be deemed to beneficially own the shares held by Redmile. The address of Redmile Group, LLC is One Letterman Drive, Builder D, Suite D3-300, San Francisco, CA 94111.

(n)
Based on information set forth in Schedule 13G filed February 12, 2016 reporting 4,249,700 shares of common stock beneficially owned by OrbiMed Advisors LLC and 6,439,300 shares of common stock beneficially owned by OrbiMed Capital LLC. All such shares may be deemed beneficially owned by Samuel D. Isaly, through his control of OrbiMed Advisors LLC and OrbiMed Capital LLC. The address of OrbiMed Advisors LLC is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(o)
Based on information set forth in Schedule 13G filed under the Exchange Act on January 25, 2016 reporting 9,270,287 shares of common stock beneficially owned by BlackRock Inc. The address of BlackRock Inc. is 40 East 52nd Street, New York, NY 10055.

(p)
Based on information set forth in Schedule 13/G filed under the Exchange Act on February 16, 2016 reporting the following beneficial ownership: (i) 3,018,559 shares of common stock beneficially owned by Deerfield Partners, L.P.; (ii) 3,841802 shares of common stock beneficially owned by Deerfield International Master Fund, L.P.; and (iii) 1,869,000 shares of common stock beneficially owned by Deerfield Special Situations Fund, L.P.  Deerfield Management Company,

L.P. is the investment manager of each of Deerfield Partners, L.P., Deerfield International Master Fund, L.P., and Deerfield Special Situations Fund, L.P. (collectively, the "Deerfield Funds"). Deerfield Mgmt, L.P. is the general partner of each of the Deerfield Funds. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt, L.P. and Deerfield Management Company, L.P., collectively referred to as Deerfield Management.  Each of the Deerfield Management entities and Mr. James E. Flynn may be deemed to beneficially own the aggregate of 8,729,361 shares held by the Deerfield Funds. The address of the Deerfield Funds, the Deerfield Management entities and Mr. James E. Flynn is c/o Deerfield Management Company, L.P., 780 Third Avenue, 37th Floor, New York, NY 10017.

(q)
Based on information set forth in Schedule 13G filed under the Exchange Act on February 10, 2016, reporting 8,010,795 shares of common stock beneficially owned by The Vanguard Group. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(r)
Based on information set forth in Schedule 13G/A filed under the Exchange Act on February 5, 2016, reporting the following beneficial ownership: (i) 3,442,776 shares of common stock beneficially owned by Biotechnology Value Fund, L.P. (“BVF”); (ii) 2,084,059 shares of common stock beneficially owned by Biotechnology Value Fund II, L.P. (“BVF2”); and (iii) 684,436 shares of common stock beneficially owned by Biotechnology Value Trading Fund OS LP ("Trading Fund OS"). BVF Partners OS Ltd. ("Partners OS"), as the general partner of Trading Fund OS may be deemed to beneficially own the 684,436 shares of common stock beneficially owned by Trading Fund OS. BVF Partners L.P. ("Partners"), as the general partner of BVF, BVF2, the investment manager of Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 7,850,211 shares of common stock beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and certain Partners management accounts (the "Partners Management Accounts"), including 1,638,940 shares of common stock held in the Partners Management Accounts. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 7,850,211 shares of common stock beneficially owned by Partners. Mr. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 7,850,211 shares of common stock beneficially owned by BVF Inc. The foregoing should not be construed in and of itself as an admission by any of the foregoing reporting persons as to beneficial ownership of any shares of common stock owned by another reporting person. Partners OS disclaims beneficial ownership of the shares of common stock beneficially owned by Trading Fund OS. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares of common stock beneficially owned by BVF, BVF2, Trading Fund OS, and the Partners Management Accounts. The address of BVF Partners L.P. is 1 Sansome Street, 30th Floor, San Francisco, CA 94104.

EXECUTIVE OFFICERS
The table below shows the names, ages and positions of our executive officers as of August 31, 2016.

Name	Age	Position
Ron Squarer	49	Chief Executive Officer
Jason Haddock	46	Chief Financial Officer
Victor Sandor	50	Chief Medical Officer
Andrew R. Robbins	40	Chief Operating Officer
John R. Moore	52	Vice President, General Counsel and Secretary
Nicholas A. Saccomano	57	Chief Scientific Officer
Please see “PROPOSAL 1 ELECTION OF DIRECTORS” above for the biography of Mr. Squarer.
Jason Haddock
Mr. Haddock, 46, joined Array as our Chief Financial Officer in July 2016, From November 2011 to January 2015, Mr. Haddock held leadership positions of increasing responsibility at Bristol-Myers Squibb, in a variety of accounting, planning, commercial, analytical and business development capacities for high-growth business units, including Head of Finance for the Worldwide Commercialization and Medical divisions. Mr. Haddock has served as CFO and COO for high-growth business units in Asia Pacific, Europe and the United States. He mostly recently served as CFO and COO at BERG Health, a privately held Boston biopharmaceutical company from June 2015 to July 2016.
John R. Moore
Mr. Moore, 52, has served as our Vice President and General Counsel since May 2002 and as our corporate secretary since October 2002. Prior to joining Array, Mr. Moore was an associate for three years with the law firm of Wilson Sonsini Goodrich & Rosati where he negotiated transactions involving technology, intellectual property and products. From September 1992 to July 1996, and August 1996 to June 1999, Mr. Moore was an associate with the law firms of Kenyon & Kenyon and Arnold White & Durkee, respectively, where he focused on intellectual property matters. He currently serves on the Board of Directors of Nivalis Therapeutics, Inc., a public company.
Andrew R. Robbins
Mr. Robbins, 40, has served as our Chief Operating Officer since March 2015. From July 2012, he was our Senior Vice President, Commercial Operations. Mr. Robbins has extensive commercial, development and strategic leadership expertise from a 15-year career in the pharmaceutical industry, with a specific focus on oncology/hematology products. From January 2007 to July 2012, he held management positions at Hospira, Inc., a global pharmaceutical and medical device company, including General Manager/Vice President of the U.S. Alternate Site business unit and Vice President of Corporate Development. Prior to joining Array, Mr. Robbins also served on the board of directors of Fate Therapeutics, Cytograft and StemCor Systems, all venture-backed health care companies. Prior to January 2007 he held commercial leadership positions within Pfizer's oncology unit.

Nicholas A. Saccomano, Ph.D.
Dr. Saccomano, 57, has 30 years of experience in pharmaceutical and biotechnology research and development, with expertise in discovery research, clinical development, portfolio strategy, technology and clinical candidate licensing, and scientific partnering. Dr. Saccomano most recently served as Chief Technology Officer at SomaLogic, Inc., headquartered in Boulder, Colorado, from January 2010 to May 2014 and as a consultant for SomaLogic from June 2009 to December 2009. Prior to joining Somalogic, Dr. Saccomano served as Chief Scientific Officer at Bend Research Inc., headquartered in Bend, Oregon, from May 2008 to December 2008, and as a consultant for Bend Research from January 2009 to December 2009 and continued on their board of directors until October 2013. Dr. Saccomano also held positions of increasing responsibility at Pfizer, Inc. from December 1984 to May 2008, including Senior Vice President in the R&D organization and Vice President of Discovery Technology. As head of discovery technology, he managed and developed a diverse set of enabling technologies used broadly across the drug discovery pipeline. During his tenure at Pfizer, he also directed medicinal sciences, drug discovery and strategic alliances.
Victor Sandor, M.D.
Dr. Sandor, 50, has served as our Chief Medical Officer since September 2014. Prior to joining Array, Dr. Sandor was Senior Vice President for Global Clinical Development at Incyte Corporation, a position he held beginning May 2014 after first joining Incyte in February 2010 as its Vice President Global Oncology Drug Development. Prior to joining Incyte, Dr. Sandor was Vice President and Chief Medical Officer for oncology at Biogen Idec from November 2009 to February 2010. He previously held positions of increasing responsibility in oncology product development at AstraZeneca from September 2002 to November 2009, where he played an important role in the registration of Arimidex for adjuvant use, the development of Faslodex, and the development of several early stage programs through proof of concept.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of Array BioPharma Inc. oversees Array's compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.
In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and our Proxy Statement to be filed in connection with our 2016 Annual Meeting of Stockholders, each of which are filed with the SEC.
Compensation Committee
Kyle A. Lefkoff (Chair)
Gwen A. Fyfe, M.D.
John A. Orwin

COMPENSATION DISCUSSION AND ANALYSIS
This section provides information regarding the compensation program in place for our named executive officers, who we refer to as our NEOs, and includes information regarding, among other things, the overall objectives of our compensation program and each element of compensation that we provide. Our NEOs consist of each person serving during fiscal 2016 as our Principal Executive Officer and as our Principal Financial Officer and our three other most highly compensated executive officers for fiscal 2016.
General
The Compensation Committee of our Board of Directors, or the Compensation Committee, has responsibility for determining the compensation of our NEOs for approval by our independent directors. The Compensation Committee also administers our Stock Option and Incentive Plan and our ESPP, and considers and approves new hire and periodic retention grants under the Stock Option and Incentive Plan to NEOs and other members of management and determines the terms of performance-based compensation under our annual Performance Bonus Program applicable to our NEOs and other salaried employees. The Compensation Committee acts pursuant to a charter that has been approved by our Board, a copy of which is available on the Investor Relations section of our website at www.arraybiopharma.com.
Objectives and Philosophy of Our Compensation Program
The compensation program for our NEOs is designed to attract, retain, motivate and reward talented executives who can contribute to our long-term success and thereby build value for our stockholders. Our compensation program is based on the following key principles:

•	A significant component of pay that is linked with performance and the achievement of our strategic goals.

•	Overall compensation that is competitive in the industry in which we compete for executive talent.

•	Alignment of NEO interests with those of our stockholders through equity compensation.

•	Recognition of individual contributions, teamwork and performance.
Other factors specific to our company weigh heavily into our NEO compensation decisions, including the factors described below.
Evolution of Business
Our NEOs are executing our long-term business strategy to build a commercial stage biopharmaceutical company, as well as nearer term strategies that support our long-term objectives. We believe their compensation should create appropriate incentives that are consistent with these strategies. Accordingly, the Compensation Committee evaluates and adjusts the performance metrics annually for performance-based compensation for our NEOs to align them with our strategic goals. The Compensation Committee also considers whether performance goals or other elements of our compensation encourage risk taking that may be considered excessive or not in the best interest of the company. In addition, our senior team, which has not increased appreciably in size, is managing a changing and increasingly complex business. We strive to recognize these efforts by compensating NEOs for the increased demands and risks associated with our business model, such as through annual merit pay increases and stock option or other equity awards.
Intense Competition for Management Talent
Like any company, we strive to recruit top talent at all levels of our organization. It is Array's strategy to build a commercial stage biopharmaceutical company. The competition for executive talent in certain areas of our business, most notably clinical development and regulatory talent, is especially intense. As we build our clinical and commercialization capabilities, we may on occasion find it necessary to exceed the total compensation offered by more established competitors, including our peer group, to attract the talent we need in this area.

Stockholder Advisory Vote
Although the stockholder vote on executive compensation described under Proposal 4 above is advisory and not binding on the Board of Directors or Array, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Compensation Methodology
The Compensation Committee annually reviews target salary, performance bonus and equity compensation for our NEOs and other executive officers, and periodically reviews other elements of compensation. Compensation decisions are based primarily on the following:
Peer and industry data. The Compensation Committee uses peer and industry data as a reference in setting base salaries, determining the appropriate level and mix of equity compensation and the type and portion of compensation tied to performance goals.
Annual performance reviews. Through our Chairman, the independent members of our Board of Directors conduct annual performance reviews of our CEO. Our CEO conducts and presents the performance reviews of the other NEOs and executive officers to the Compensation Committee after the end of each fiscal year. Based on these reviews, the Compensation Committee considers individual factors, such as:

•	Long-term performance

•	Tenure with the company

•	Retention concerns

•	Prior and potential for future contributions to company growth

•	Industry experience
CEO recommendations. The Compensation Committee seeks the input of our CEO in setting the salary and target bonus levels for other NEOs and executive officers. The Compensation Committee also considers recommendations from our CEO regarding annual performance metrics and target amounts under the Performance Bonus Program.
Each fiscal year, the Compensation Committee reviews and determines the base salaries of our CEO and the other NEOs and approves the target bonus amounts under an annual Performance Bonus Program for the upcoming fiscal year based on a percentage of base salary for the NEOs and the rest of the management team as well as annual grants of equity under our Stock Option and Incentive Plan. The Compensation Committee determines the annual performance goals under the Performance Bonus Program for the upcoming year through an iterative process with management, and seeks input from the other independent directors on the Board as it considers appropriate, adjusting as appropriate the recommendations of management regarding the performance metrics and the target amounts in light of the company's near- and long-term strategic goals and operating plan for the upcoming year. Following completion of the audit of our annual financial statements, the Compensation Committee approves the specific bonus amounts payable to the NEOs and other executive officers under the Performance Bonus Program based on actual company performance.
The Compensation Committee's approach in establishing the compensation of our CEO is consistent with the approach in establishing the compensation of the other NEOs, but the Compensation Committee bases a larger percentage of his target compensation on Array's performance. Accordingly, under Mr. Squarer's employment agreement, Mr. Squarer is eligible to receive an annual performance-based bonus, anticipated to range between 25% and 75%, with a target of 50%, of Mr. Squarer's base salary, provided that minimum performance criteria are achieved under the Performance Bonus Program. This compares with targets of 35% or 40% of base salary for the other NEOs and executive officers in fiscal 2016.

The Compensation Committee has the authority to engage outside compensation consultants to advise it in determining executive compensation and during fiscal 2016 engaged Radford Consulting Services, an independent consultant, to perform a comprehensive analysis of total compensation for our executives and of each element of our executive compensation programs for fiscal 2016, including peer group development, analysis of each element of our executive compensation programs relative to our peer group, and executive compensation assessment and recommendations. On a periodic basis, we may also purchase proprietary executive and employee compensation survey data from Radford. The surveys we have purchased are not customized.
The Compensation Committee has also engaged Radford to advise it on executive compensation programs for fiscal 2017. The Compensation Committee approved the engagement of Radford for fiscal 2016 and for fiscal 2017 after determining Radford to be independent under applicable NASDAQ rules, which included consideration of the following factors: (i) the provision of other services by Radford to the company, (ii) the amount of fees paid by the company to Radford as a percentage of Radford's total revenue, (iii) Radford's policies and procedures that are designed to prevent conflicts of interest, (iv) any business or personal relationships with a member of the compensation committee, (v) any stock of the company owned by the compensation consultant, and (vi) any business or personal relationship of the compensation consultant or Radford with an executive officer of the company.
Peer and Industry Data
As a point of reference to ensure our cash, equity, incentive and total compensation is competitive, the Compensation Committee considers peer company and industry survey data. In setting NEO compensation for fiscal 2016, the Compensation Committee analyzed publicly-available data for the following 17 peer pharmaceutical and biotechnology companies:

Acceleron Pharma	Arena Pharmaceuticals, Inc.
Celldex Therapeutics, Inc.	Clovis Oncology, Inc.
Dyax Corp.	Exelixis, Inc.
ImmunoGen, Inc.	Immunomedics, Inc.
Infinity Pharmaceuticals, Inc.	Karyopharm Therapeutics Inc.
Lexicon Pharmaceuticals, Inc.	MacroGenics, Inc.
Merrimack Pharmaceuticals, Inc.	Neurocrine Biosciences, Inc.
Rigel Pharmaceuticals, Inc.	Sangamo BioSciences, Inc.
Threshold Pharmaceuticals, Inc.
These peer companies were selected from among publicly-held U.S. pharmaceutical and biotechnology companies in mid- to late-stages of product development based on the following criteria: companies in mid to late-stage product development that had between 50 and 300 employees with a market capitalization of between $300 million and $3 billion. These companies are the same companies we used in comparing our overall performance during fiscal 2016.

In setting compensation for fiscal 2017, the Compensation Committee selected the following peer companies with comparable operations from among publicly-held U.S. pharmaceutical and biotechnology companies that had between 50 and 300 employees with a market capitalization between $150 million and $1.5 billion:

Acceleron Pharma, Inc.	Amicus Therapeutics, Inc.
Arena Pharmaceuticals, Inc.	Celldex Therapeutics, Inc.
Clovis Oncology, Inc.	Exelixis, Inc.
Five Prime Therapeutics, Inc.	ImmunoGen, Inc.
Immunomedics, Inc.	Karyopharm Therapeutics Inc.
Lexicon Pharmaceuticals, Inc.	MacroGenics, Inc.
Merrimack Pharmaceuticals, Inc.	Neurocrine Biosciences, Inc.
Rigel Pharmaceuticals, Inc.	Sangamo BioSciences, Inc.
The Compensation Committee may also take into account broader based life sciences industry survey data for executive compensation among companies of our size published by Radford Surveys and Consulting as we believe that this information provides us with a statistically significant sample that supplements our peer group data. We generally target total compensation for our NEOs at the 50th percentile of the survey group; however the Compensation Committee may vary from this target based on factors such as responsibilities of an NEO that may differ from the comparable executive level in the survey group, experience level, historical pay, individual performance and marketplace demands for the position.
As our business model evolves, the Compensation Committee reevaluates the peer companies used in benchmarking executive compensation to ensure the peer companies are comparable in size, market capitalization and the scope and nature of their operations to Array.
Elements of Our Compensation Program
The primary components of executive compensation are industry competitive salaries, bonuses of cash and/or equity based on annual operational and financial objectives or other performance-based goals and on individual merit, and equity compensation grants of stock options and restricted stock units upon hiring and periodically through retention grants.
Salary
We believe base salary is the key compensation-related reference point for individuals considering an employment change and that we must offer industry competitive base salaries. Our peer group analysis and industry survey data therefore serve as a starting point in setting salaries for our NEOs. We generally target a base salary for NEOs at the 50th percentile of the survey group, although for fiscal 2016 and historically, base salary for some of our NEOs has been below this level, and with limited exceptions has been higher than the 50th percentile where an NEO takes on additional responsibilities or has unique and valuable experience. Although peer data is an important reference point, the Compensation Committee recognizes that titles and levels of responsibility vary greatly from company to company and considers other factors, such as industry experience and competition for talent in certain areas.
Performance Bonus Program
As more fully described below, we have established an annual Performance Bonus Program under which bonuses are paid to our NEOs and other employees based on achievement of company performance goals and objectives established by the Compensation Committee, which are described below. The bonus program is intended to strengthen the connection between individual compensation and company success, reinforce our pay-for-performance philosophy by awarding higher bonuses to higher performing executives, and help ensure that our compensation is competitive. Under the terms of the Performance Bonus Program, the Compensation Committee may determine to pay bonuses in shares of common stock, stock options, cash or any combination and considers factors such as the appropriate percentage of equity and non-equity compensation and the company's cash resources in a particular fiscal year. For fiscal 2009 through fiscal 2012, the Compensation Committee approved payment of the bonuses in shares of common stock and for fiscal 2013 and through 2016, the Compensation Committee approved payment of the bonuses in cash.
Each NEO is eligible to receive a bonus under the program calculated by multiplying his base salary by a percentage value assigned to him or to his position by the Compensation Committee. During fiscal 2016, the target bonus amounts were between 35% and 45% of base salary for our executive officers other than Mr. Squarer, and Mr. Squarer's target bonus amount was 60% of his base salary. Following the end of each fiscal year, the Compensation Committee determines in its discretion the extent to which the company-wide goals have been achieved. Based on this assessment, the Compensation Committee awards bonuses equal to the overall percentage achievement of the performance goals, as determined by the Compensation Committee, multiplied by an employee's target bonus amount. The Compensation Committee may award a bonus in an amount less than or greater than the amount earned by a participant under the bonus program. To date, the Compensation Committee has not exercised its discretion to modify the bonus amounts payable in accordance with the terms of the Performance Bonus Program. No bonuses are guaranteed under the program and the Compensation Committee can amend the program at any time until bonuses are paid.
Performance Metrics
The performance bonuses for fiscal 2016 were based on our performance relative to the following performance criteria:

•	Financial goals consisting of revenue, business development activity and year-end cash targets;

•	Discovery research goals for our proprietary drug programs; and

•	Development goals relating to our proprietary drug programs.
In determining the bonus awards for fiscal 2016, the foregoing goals were weighted as follows: financial goals 20%; discovery research goals 20%; and development goals 60%. Individual goals within these categories were also weighted.
Annual Performance Goals. The Compensation Committee establishes threshold, target and stretch goals for each performance metric annually based on the company's operating plan and its drug discovery and development plans and through an iterative process with management. For fiscal 2016, the financial goals were revenue (excluding reimbursement revenue) of $15 million to $20 million, fiscal year end cash, cash equivalents and accounts receivable of $30 million to $70 million and completion of a transaction with a partner in the European Union relating to our obligations under our agreements with Novartis. The discovery research goals for fiscal 2016 were to deliver at least one product candidate to a partner, to deliver a TAM (Tyro/Axl/Mer) inhibitor candidate, to secure research partnerships representing at least 40-50 FTEs or revenue equivalent and to advance to feasibility on one exploratory program. The fiscal 2016 development goals were patient enrollment goals in the MILO trial, completion of the transition of binimetinib CMC to a CMO to support an NDA submission, submission of an NDA for binimetinib, achievement of specified clinical outcomes on ongoing binimetinib and ARRY-797 trials, completion of enrollment on COLUMBUS (part 2) and reporting of topline results on the COLUMBUS (part 1) trial and successful transition of all MEK/RAF trials. Identical performance goals form the basis for the bonus structure for almost all of our employees, and we believe there is an intangible benefit to focusing all levels of personnel on consistent goals. We also believe there is a strong correlation between achievement of these goals and the success of our business as measured by our stock performance and the perception of analysts and investors.
The Compensation Committee strives to set many of the performance goals at ambitious levels to provide a meaningful incentive. We have historically met a mixture of the goals and overall have met or slightly exceeded the target level of achievements to reach 100%. For fiscal 2016, 2015 and 2014, we achieved 125%, 111% and 113% of the target level goals, respectively, established by the Compensation Committee. Generally, the Compensation Committee sets the goals such that the relative level of difficulty of achieving the target level is consistent from year to year. The Compensation Committee considers the minimum goals to be likely to be achieved, the target goals to be difficult to achieve and the stretch goals to be improbable to achieve. A percentage of each NEO's target bonus amount may be awarded following the end of the fiscal year based on whether the minimum, target or stretch goals are met and the weighting of those goals. The Compensation Committee has discretion to award bonuses under the program if a particular performance goal is not met.
In determining the bonus awards for fiscal 2016, the Compensation Committee concluded that the target goals for revenue, loss per share and business development activity were achieved and year-end cash and cash equivalents stretch goal was met, resulting in achievement of the financial goals. The Compensation Committee also determined that the discovery research goals were achieved after delivering a Product Candidate to a partner and by retaining and replacing discovery collaboration funding. The Compensation Committee also approved achievement of the following development goals: completed enrollment on one Phase 2 trial, achieved enrollment targets on an additional Phase 2 trial and a Phase 3 trial, and achieved pre-specified clinical outcomes on three ongoing trials. After applying the weighting factors previously established by the Compensation Committee to each of the goals, this performance resulted in a total score of 125%, which was the percentage the Compensation Committee used to calculate the fiscal 2016 bonus amounts to be paid under the Performance Bonus Program in accordance with the formulas set forth in the Performance Bonus Program.
Individual Performance. The Compensation Committee also evaluates individual performance in approving the specific bonus amount that an NEO or other participant is entitled to based on the individual's performance review.
Equity Compensation
Stock Options and Restricted Stock Units. We provide equity compensation to our NEOs in the form of stock option and restricted stock unit grants under our Stock Option and Incentive Plan that generally vest in four annual installments from the date of grant. The Compensation Committee has and may in the future make equity grants with performance-based vesting requirements outside of the Performance Bonus Program if there are specific milestones or events that are particularly strategic to the company that the Compensation Committee believes, if achieved, should be rewarded through additional grants. The Compensation Committee believes stock option and restricted stock unit awards to our NEOs and other employees encourage retention, because the recipient must remain employed with the company to receive the benefit of the award. The Compensation Committee also believes stock options align the interests of management and our stockholders, since they are of no value to the executive if our stock's value does not increase. The Compensation Committee also believes that restricted stock units provide an important additional retention incentive to our NEOs and employees as their future value is less dependent on our stock price, which has and will likely continue to experience volatility. For these reasons, the Compensation Committee considers stock options and restricted stock units to be an important part of total compensation for our executives. The Stock Option and Incentive Plan authorizes the issuance of other forms of equity compensation, and the Compensation Committee periodically reviews and considers other forms of equity grants and may determine in the future to award other or additional forms of equity compensation if it determines the grants support the company's compensation philosophies.
Our implementation of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, “Stock Compensation” makes granting stock options somewhat less attractive by requiring that we expense the fair value of the grant for financial accounting purposes. Although this accounting treatment is one of the factors we consider in awarding options, it has not had a significant impact on our granting practices, since we believe stock options remain a highly valued component of the overall compensation package for management of a growth company such as ours and are the primary means by which our executives share in the company's growth.
Stock options are awarded to all of our full-time employees, including NEOs, upon hiring. Certain of our NEOs have also received grants of restricted stock units upon hiring. Stock options generally vest in four equal annual installments beginning on the one-year anniversary of the hire date for new hire grants. In addition, each fiscal year the Compensation Committee considers whether to award retention grants of stock option and restricted stock units to existing employees, including NEOs. If awarded, retention grants are made on an annual basis and vest in four equal annual installments. The Compensation Committee believes that annual retention grants minimize the distortion created by stock price volatility if options were granted less frequently than annually, while continuing to provide a meaningful ongoing incentive for our NEOs and other employees to remain with Array. In addition, with annual grants, employees will have a significant number of unvested options and unvested restricted stock units each year, thereby providing a stronger retention incentive.

The Compensation Committee also considers on an annual basis whether to award shares of common stock or options rather than cash under our performance bonus program described above, and has discretion to approve additional stock option awards for reasons such as strong individual performance or internal pay equity considerations.
The exercise price of all employee stock options is equal to the fair market value of our common stock on the date of grant, measured as the closing price of our common stock on the grant date as reported by the NASDAQ Stock Market.
In establishing award levels, including for NEOs, the Compensation Committee takes into account an analysis of peer group data and industry survey data and, for retention grants, individual performance. The Compensation Committee also considers individual contribution and performance, based in part on input from our CEO for grants to other NEOs and employees, and factors such as the difficulty in replacing certain individuals within the organization. We believe that competitors who might try to hire away our employees would offer new equity awards to our employees without regard to the value of any prior awards made by us. Therefore, the Compensation Committee places less emphasis on the equity ownership levels of the recipients, the size of prior awards that are fully vested or amounts realized by the executives for previous awards.
Option Grant Practices. Historically, the timing of our grants of stock options has been based on internal operational factors. New hire grants are generally approved each month with a grant date of the first trading day of the following month and retention grants are typically awarded on or about the beginning of the fourth quarter of each fiscal year. We have not had, and do not intend to implement, a practice of “timing” our grant awards to give effect to the pending public release of material information, and any grants we may have made to senior executives in proximity to a release of earnings or other material information is coincidental. The Compensation Committee has delegated limited authority to two of its members, Mr. Lefkoff and Dr. Fyfe, to approve option grants for non-executives. These may be awards for new hires and are reported on a periodic basis to the Compensation Committee.
Other Equity Awards. The Compensation Committee also evaluates and considers granting other forms of equity awards under the Stock Option and Incentive Plan that are tied to performance of the company or its programs to recognize and provide incentives for achievement of significant strategic priorities identified by the Compensation Committee or other members of the Board of Directors. For example, in August 2014, the Compensation Committee approved the award of restricted stock units to certain executives based on achievement of performance milestones relating to the company's agreements with Novartis for the re-acquisition of rights to binimetinib. Future awards may be comprised of stock options, restricted stock, restricted stock units, stock appreciation rights or other forms of equity compensation that may be subject to time- and/or performance-based vesting requirements identified by the Compensation Committee.
Employee Stock Purchase Plan. We have a tax-qualified ESPP that is made available to all employees, including our NEOs. The ESPP allows participants to acquire shares of our common stock at a discount of 15% to the market price with up to 15% of their base salary, subject to a $25,000 per calendar year maximum. The purpose of the ESPP is to encourage employees to become stockholders of Array to better align their interests with those of our other stockholders.
Deferred Compensation Plan
We established a Deferred Compensation Plan, or DCP, to provide NEOs and other eligible participants with an opportunity to defer all or a portion of their compensation and to earn tax-deferred returns on the deferrals. Officers and other key employees selected by the Compensation Committee (including each of the NEOs) are eligible to participate in the DCP. Participants may defer up to a maximum of 90% of their annual base salary and their annual incentive bonus. Under the DCP, the Compensation Committee may, in its sole discretion, make matching contributions which vest over a four-year vesting schedule beginning upon commencement of employment, or may make discretionary contributions in any amount it desires to any participant's account based on vesting provisions determined in the Compensation Committee's discretion. Participants become fully vested in any matching or discretionary contributions upon a change in control of the company and upon termination of their service with the company other than for cause.

During fiscal year 2016, all of the NEOs except Dr. Sandor and Mr. Horin were participants under the DCP. Of the NEO participants, Mr. Squarer and Mr. Moore were 100% vested, and Mr. Robbins was 75% vested. As of June 30, 2016, the Compensation Committee has not approved any discretionary contributions, and has approved matching contributions of up to 4% of the executive's total base salary and bonus compensation for the year.
The DCP is intended to both qualify as a “top hat” plan within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and to comply with the requirements of Section 409A of the Internal Revenue Code that govern nonqualified deferred compensation plans. The DCP is an unfunded plan for tax purposes and for purposes of Title I of ERISA. A “rabbi trust” has been established to satisfy our obligations under the DCP.
The Compensation Committee selects investment indices consisting of mutual funds, insurance company funds, indexed rates or other methods for participants to choose from for the purpose of providing the basis on which gains and losses are attributed to account balances under the DCP. Participants are entitled to select one or more investment indices and they do not have an ownership interest in the investment indices they select. The Compensation Committee may, in its sole discretion, discontinue, substitute or add investment indices at any time.
Payments from the DCP are made in a lump sum or in annual installments for up to 10 years at the election of the participant. In addition, participants may elect to receive a short-term payout of a deferral as soon as January 1 of the fourth year after the end of the option plan year in which the deferral was made.
Payments Upon Termination or Change in Control
We have entered into employment agreements with each of our NEOs, which provide for severance payments upon certain terminations of employment, including in connection with a change in control of Array, and for the acceleration of vesting of outstanding stock options upon a change in control. Based on our analysis of industry compensation data, post-termination protection through severance compensation for executive officers is common among our peer group, and the Compensation Committee believes that it is essential to our ability to attract and retain talented executives. The Compensation Committee believes having a mutually agreed-to severance package in place prior to any termination event provides us with more flexibility to make a change in senior management if such a change is in our and our stockholders' best interest. In addition, we believe post-termination compensation if an officer is terminated as a result of a change of control transaction promotes the ability of our officers to act in the best interests of our stockholders even though they could be terminated as a result of the transaction. Our obligation to pay severance to our NEOs is conditioned on their continued compliance with confidentiality and non-competition obligations for one year after termination for our CEO and Chief Medical Officer, and for two years for the other NEOs, as well as on the execution of a mutually acceptable release agreement.
The terms of the employment agreements, including the severance compensation, are described in more detail below under the headings “Employment Agreements” and “Potential Payments upon Termination or Change in Control” included elsewhere in this Proxy Statement.
Perquisites
Substantially all benefits we provide to our executives are made available to all of our other salaried employees on a non-discriminatory basis, and for this reason are not considered “perquisites.” Benefits we provide on a non-discriminatory basis include our medical and dental insurance, life insurance, 401(k) plan and the ESPP. Relocation expenses also are reimbursed but are individually negotiated when they occur. The aggregate incremental cost to us of all the perquisites we provided to any NEO in fiscal 2016 was less than $10,000, except for Dr. Sandor, who had $32,824 in relocation expenses and related tax gross-up, and Ms. Henahan, our former Chief Financial Officer, who had $25,803 in relocation expenses and related tax gross-up.
Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of non-performance-based compensation that we may deduct in any one year with respect to each of our five most highly-paid executive officers. We have taken actions necessary to ensure the deductibility of payments under the annual Performance Bonus Program as performance-based compensation under Section 162(m). To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. However, the Compensation Committee considers the impact of Section 162(m) when making pay changes to each NEO and its normal practice is to take such action as is necessary to preserve our tax deduction to the extent consistent with our compensation policies. However, we reserve the right to forgo any or all of the tax deduction if we believe it to be in the best long-term interests of our stockholders.
Compensation Risk Assessment
The Compensation Committee reviews our material compensation practices and policies, with input from our management team, and considers whether these practices and policies encourage appropriate risk taking and support prudent business decision making. Based on this assessment, our Compensation Committee concluded that these policies and procedures do not create risks that are reasonably likely to have a material adverse effect on our company.

Summary Compensation Table

The following table sets forth compensation earned by each of our NEOs during the fiscal year ended June 30, 2016, as well as the two prior fiscal years, where applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Ron Squarer	2016	575,260	—		226,875	695,592	435,000	47,341		1,980,068
Chief Executive	2015	558,250	—		1,170,438	1,954,337	343,262	46,661		4,072,948
Officer	2014	548,750	—		—	1,237,019	341,825	62,675		2,190,269
Mary P. Henahan	2016	108,924	—		—	1,200,000	—	214,512	(5)	1,523,436
Former Chief					—
Financial Officer
David J. Horin	2016	—	—		—	—	—	200,000		200,000
Interim Chief	2015	—	—		—	—	—	100,000		100,000
Financial Officer
Victor Sandor, M.D.	2016	417,917	—		93,750	287,435	247,500	79,928		1,126,530
Chief Medical	2015	330,192	100,000	(6)	1,055,438	2,077,577	189,125	33,822		3,786,154
Officer
Andrew R. Robbins	2016	413,306	—		118,125	362,168	236,250	34,829		1,164,678
Chief Operating	2015	367,517	8,979	(7)	542,061	1,262,428	175,241	33,434		2,389,660
Officer	2014	343,750	—		—	509,361	158,200	30,498		1,041,809
John R. Moore	2016	378,350	—		80,625	247,194	166,381	31,668		904,218
Vice President and	2015	374,650	9,095	(7)	378,061	694,516	146,600	32,120		1,635,042
General Counsel	2014	368,175	—		—	363,829	145,979	30,545		908,528

(1)
Amounts shown in this column consist of the aggregate grant date fair value of restricted stock units granted during the applicable fiscal year, computed in accordance with FASB ASC Topic 718, “Stock Compensation,” excluding the effect of estimated forfeitures. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 10 - Share-Based Compensation to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2016.

(2)
The amounts set forth under this column represent the aggregate grant date fair value of stock options granted in each fiscal year for financial reporting purposes under FASB ASC Topic 718, “Stock Compensation,” excluding the effect of estimated forfeitures. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 10 - Share-Based Compensation to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2016.

(3)
The amounts reported in this column for fiscal years 2016, 2015 and 2014 represent the full amount of the bonuses earned by each of the NEOs under the fiscal 2016, 2015 and 2014 Performance Bonus Programs based on the Compensation Committee's determination that we achieved 125%, 111% and 113%, respectively, of the performance goals in the respective year as described above under "Compensation Discussion and Analysis - Elements of Our Compensation Program - Performance Metrics." Amounts earned under our Performance Bonus Program for a particular fiscal year are typically paid in October of the following fiscal year.

(4)	The amounts set forth in this column consist of the following:

Name	Year	Perquisites and Other ($)		Company Contributions to Retirement and 401(k) Plans ($)	Company Contributions to Nonqualified Deferred Compensation Plan ($)	Total ($)
Ron Squarer	2016	$—		$10,600	$36,741	$47,341
	2015	—		10,600	36,061	46,661
	2014	29,858	(a)	10,400	22,417	62,675
Mary P. Henahan	2016	214,512	(b)	—	—	214,512
David Horin	2016	200,000	(c)	—	—	200,000
	2015	100,000	(d)	—	—	100,000
Victor Sandor, M.D.	2016	65,486	(e)	14,442	—	79,928
	2015	27,447	(f)	6,375	—	33,822
Andrew R. Robbins	2016	—		10,979	23,849	34,828
	2015	—		11,365	22,069	33,434
	2014	—		10,420	20,078	30,498
John R. Moore	2016	—		10,309	21,359	31,668
	2015	—		10,906	21,214	32,120
	2014	—		9,979	20,566	30,545

(a)	Consists of reimbursement for relocation expenses of $11,797 and related tax gross-up payment.

(b)	Consists of reimbursement for relocation expenses of $22,918 and related tax gross-up payment and $180,000 in severance payments following Ms. Henahan's resignation.

(c)
Consists of fees paid to Chord Advisors, LLC for CFO services provided by Mr. Horin as our interim Chief Financial Officer from July 2015 through September 2015 and December 2015 through June 2016. Mr. Horin is the managing partner of Chord Advisors, LLC. In addition, Array paid $158,695 to Chord Advisors, LLC during fiscal 2016 for other consulting and advisory services and for reimbursement of business-related expenses incurred by Mr. Horin.

(d)
Consists of fees paid to Chord Advisors, LLC for CFO services provided by Mr. Horin as our interim Chief Financial Officer from February 2015 through June 2015. Mr. Horin is the managing partner of Chord Advisors, LLC. In addition, Array paid $32,619 to Chord Advisors, LLC during fiscal 2015 for other consulting and advisory services and for reimbursement of business-related expenses incurred by Mr. Horin.

(e)	Consists of reimbursement for relocation expenses of $56,342 and related tax gross-up payment.

(f)	Consists of reimbursement for relocation expenses of $27,447.

(5)
Ms. Henahan resigned as our Chief Financial Officer effective December 17, 2015, and the salary information in the table above reflects compensation earned by her for the portion of fiscal 2016 that she served as our Chief Financial Officer.

(6)
Dr. Sandor has served as our Chief Medical Officer since September 22, 2014 and the amounts shown in the Summary Compensation Table above reflect compensation earned by him for the portion of fiscal 2015 that he served as our Chief Medical Officer. The amount shown in the bonus column consists of a one-time cash bonus paid to Dr. Sandor following his appointment as Chief Medical Officer.

(7)	The amounts shown in the Summary Compensation Table above reflect discretionary bonuses paid in recognition of extraordinary services provided by Mr. Robbins and Mr. Moore.

Grants Of Plan-Based Awards

The following table sets forth information about grants of awards to our NEOs during the fiscal year ended June 30, 2016, other than to Mr. Horin who received no awards during fiscal 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards per Share ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Ron Squarer	8/21/15	$159,500	$319,000	$478,500	—	—	—	—
	4/1/16	—	—	—	—	453,750	3.00	695,592
	4/1/16	—	—	—	75,625	—	—	226,875
Mary P. Henahan	9/8/15	—	—	—	—	361,337	5.86	1,200,000	(5)
Victor Sandor, M.D.	8/21/15	88,000	176,000	264,000	—	—	—	—
	4/1/16	—	—	—	—	187,500	3.00	287,435
	4/1/16	—	—	—	31,250	—	—	93,750
Andrew R. Robbins	8/21/15	84,000	168,000	252,000	—	—	—	—
	4/1/16	—	—	—	—	236,250	3.00	362,168
	4/1/16	—	—	—	39,375	—	—	118,125
John R. Moore	8/21/15	66,553	133,105	199,658	—	—	—	—
	4/1/16	—	—	—	—	161,250	3.00	247,194
	4/1/16	—	—	—	26,875	—	—	80,625

(1)
Amounts in these columns represent the threshold, target and maximum payout under the fiscal 2016 Performance Bonus Program based on achievement of minimum, target and stretch goals, respectively, approved by the independent directors of the Board of Directors on August 21, 2015. These goals and this plan are described above in Compensation Discussion and Analysis under “Elements of Our Compensation Program - Performance Bonus Program."

(2)
Represents RSUs granted under our Stock Option and Incentive Plan. All of the RSUs vest in four equal annual installments. Vesting is subject to acceleration for each of the NEOs as described below under "Employment Agreements."

(3)
Options reported in this column were granted under our Stock Option and Incentive Plan. The options vest in four equal annual installments and expire 10 years from the date of grant. Vesting is subject to acceleration for each of the NEOs as described below under “Employment Agreements.”

(4)
The amounts set forth under this column for grants of stock options and RSUs represent the total grant date fair value of the award calculated as of the grant date in accordance with FASB ASC Topic 718, “Stock Compensation,” excluding the effect of estimated forfeitures. These amounts do not represent cash payments made to the individuals or amounts realized in cash, or amounts that may be realized in cash. Under FASB ASC Topic 718, the fair value of stock options and RSUs granted to employees is recognized ratably over the vesting period. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 10 - Share-Based Compensation to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2016.

(5)	Upon Ms. Henahan's resignation on November 19, 2015, none of the option shares had vested and the entire grant was forfeited.

Outstanding Equity Awards at Fiscal Year End
The following table shows equity awards held by our NEOs and outstanding as of June 30, 2016. Ms. Henahan and Mr. Horin had no outstanding equity awards as of June 30, 2016. All awards represent grants of stock options and RSUs under our Stock Option and Incentive Plan.

Name	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)
Ron Squarer	1,000,000	—		3.61	4/26/2022	—		—	—	—
	262,500	87,500	(3)	5.94	5/3/2023	—		—	—	—
	212,500	212,500	(4)	4.63	4/1/2024	—		—	—	—
	113,437	340,313	(5)	7.30	4/1/2025	—		—	—	—
	—	453,750	(6)	3.00	4/1/2026	—		—	—	—
	—	—		—	—	—		—	77,881	277,256
	—	—		—	—	56,719	(7)	201,920	—	—
	—	—		—	—	75,625	(8)	269,225	—	—
Victor Sandor,	140,362	421,088	(9)	3.65	9/22/2024	—		—	—	—
M.D.	46,875	140,625	(5)	7.30	4/1/2025	—		—	—	—
	—	187,500	(6)	3.00	4/1/2026	—		—	—	—
	—	—		—	—	—		—	17,440	62,086
	—	—		—	—	95,890	(10)	341,368	—	—
	—	—		—	—	23,438	(7)	83,439	—	—
	—	—		—	—	31,250	(8)	111,250
Andrew R.	150,000	50,000	(11)	5.14	7/31/2022	—		—	—	—
Robbins	55,000	55,000	(12)	4.91	3/28/2023	—		—	—	—
	87,500	87,500	(4)	4.63	4/1/2024	—		—	—	—
	12,500	37,500	(13)	8.20	3/2/2025	—		—	—	—
	59,062	177,188	(5)	7.30	4/1/2025	—		—	—	—
	—	236,250	(6)	3.00	4/1/2026	—		—	—	—
	—	—		—	—	—		—	32,068	114,162
	—	—		—	—	29,532	(7)	105,134	—	—
	—	—		—	—	39,375	(8)	140,175	—	—
John R. Moore	20,000	—		8.37	9/13/2016	—		—	—	—
	37,500	—		6.22	9/9/2018	—		—	—	—
	9,375	—		3.01	4/29/2019	—		—	—	—
	12,500	—		2.74	3/31/2020	—		—	—	—
	30,000	—		3.06	3/31/2021	—		—	—	—
	75,000	—		3.40	3/30/2022	—		—	—	—

Name	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)
	60,000	20,000	(14)	4.91	3/28/2023	—		—	—	—
	62,500	62,500	(4)	4.63	4/1/2024	—		—	—	—
	40,312	120,938	(5)	7.30	4/1/2025	—		—	—	—
	—	161,250	(6)	3.00	4/1/2026	—		—	—	—
	—	—		—	—	—		—	22,906	81,545
	—	—		—	—	20,157	(7)	71,759	—	—
	—	—		—	—	26,875	(8)	95,675	—	—

(1)	Computed by multiplying the closing market price of our common stock on June 30, 2016, of $3.56 by the number of outstanding awards set forth in this table.

(2)
The amounts in this column represent outstanding performance-based RSUs granted under our Stock Option and Incentive Plan that vest upon achievement of milestones related to the return of rights to our binimetinib program licensed to Novartis International Pharmaceutical Ltd. The first 50% of the RSUs vested on March 1, 2015 following achievement of the first milestone. The balance of the RSUs are shown in this column and will vest upon achievement of the second milestone on or prior to August 18, 2018, subject to continued service with the company.

(3)	The option vests in four equal annual installments beginning May 3, 2014.

(4)	The option vests in four equal annual installments beginning April 1, 2015.

(5)	The option vests in four equal annual installments beginning April 1, 2016.

(6)	The option vests in four equal annual installments beginning April 1, 2017.

(7)	This amount represents RSUs that vest in four equal annual installments beginning April 1, 2016.

(8)	This amount represents RSUs that vest in four equal annual installments beginning April 1, 2017.

(9)	The option vests in four equal annual installments beginning September 22, 2015.

(10)	This amount represents RSUs that vest in two equal annual installments beginning September 22, 2015.

(11)	The option vests in four equal annual installments beginning July 23, 2013.

(12)	The option vests in four equal annual installments beginning July 23, 2014.

(13)	The option vests in four equal annual installments beginning March 2, 2016.

(14)	The option vests in four equal annual installments beginning March 4, 2014.

Option Exercises and Stock Vested

The following table shows information concerning shares of common stock acquired upon vesting of stock awards for the NEOs during the fiscal year ended June 30, 2016. Mr. Horin has not received any stock option or stock awards and all awards granted to Ms. Henahan were forfeited following her resignation. No stock options were exercised during fiscal 2016.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)
Ron Squarer	—	—	18,906	(2)	56,718
Victor Sandor, M.D.	—	—	103,703	(3)	520,151
Andrew R. Robbins	—	—	9,843	(4)	29,529
John R. Moore	—	—	6,718	(5)	20,154

(1)	Represents shares received upon vesting of RSU grants.

(2)	The amount shown in the table includes 5,878 shares that were withheld by Array upon vesting of the grant to pay taxes due at vesting. The balance of 13,028 shares have not been sold as of August 31, 2016.

(3)
The amount shown in the table includes 33,816 shares that were withheld by Array upon vesting of the grants to pay taxes due at vesting. The balance of 69,887 shares have not been sold as of August 31, 2016.

(4)
The amount shown in the table includes 3,367 shares that were withheld by Array upon vesting of the grant to pay taxes due at vesting. The balance of 6,476 shares have not been sold as of August 31, 2016.

(5)
The amount shown in the table includes 2,505 shares that were withheld by Array upon vesting of the grant to pay taxes due at vesting. The balance of 4,213 shares have not been sold as of August 31, 2016.

Non-Qualified Deferred Compensation Table

The following table sets forth the aggregate contributions, earnings and withdrawals or distributions made for our participating NEOs during the fiscal year ended June 30, 2016, and the balance as of June 30, 2016, pursuant to the DCP.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of June 30, 2016 ($)(3)
Ron Squarer	36,741	36,741	4,215	43,600	286,590
Mary P. Henahan	11,203	—	639	11,842	—
Andrew R. Robbins	23,849	23,849	5,596	10,454	160,561
John R. Moore	21,359	21,359	3,391	53,358	108,356

(1)
NEOs enrolled in the DCP are entitled to defer up to 4% of total base salary and any cash bonus compensation for the fiscal year. Dr. Sandor and Mr. Horin did not participate in the DCP in fiscal 2016. The amounts in this column were contributed during the fiscal year and a portion of the amount in this column is included in the "Salary" column of the Summary Compensation Table above and a portion is also included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table above. These amounts do not include the deferral of a portion of the bonus payable under the 2016 Performance Bonus Plan that will be paid in October 2016.

(2)
The Compensation Committee has approved matching contributions up to 4% of each of the eligible NEO's total salary and bonus for the year. Mr. Squarer and Mr. Moore were 100% vested in the amounts reported in this column, and Mr.

Robbins was 75% vested. The amounts in this column do not include matching contributions on the bonuses payable under the 2016 Performance Bonus Plan that will be paid in October 2016 that are included in the Summary Compensation Table above in the "All Other Compensation" column. See the section above entitled "Elements of Our Compensation Program - Deferred Compensation Plan" for more information about the terms of the DCP.

(3)	Of the totals in this column, the following amounts have previously been reported in the Summary Compensation Table for fiscal 2016 and for fiscal 2015 and 2014:

Name	Fiscal 2016 ($)	Prior Years ($)	Total ($)
Ron Squarer	$73,482	$115,872	$189,354
Mary P. Henahan	11,203	—	11,203
Andrew R. Robbins	47,698	80,596	128,294
John R. Moore	42,718	84,212	126,930

Employment Agreements
Ron Squarer
We entered into an Employment Agreement with Mr. Squarer on April 26, 2012 in connection with his appointment as CEO. The agreement has a four-year term and will renew automatically for additional one-year terms unless either party notifies the other party of its intention not to renew the agreement. Either party may terminate the agreement at any time upon 30 days' notice to the other party for any or no reason.
Under the terms of the agreement, Mr. Squarer is entitled to an initial annual salary of $525,000 and was paid a one-time cash bonus of $100,000. Mr. Squarer's annual salary may be adjusted from time to time at the discretion of the Compensation Committee. Mr. Squarer will be eligible to receive an annual bonus under our annual Performance Bonus Program, equal to a percentage of his base salary, which is anticipated to range between 25% to 75%, with a target of 50%, subject to achievement of the performance goals under the Performance Bonus Program established by the Compensation Committee.
Mr. Squarer has received awards of stock options and RSUs that vest in equal annual installments over a four-year period commencing on the first anniversary of the grant date and a performance-based RSU grant that vests upon achievement of milestones related to our re-acquisition of rights to binimetinib from Novartis. The vesting of his equity awards is subject to acceleration in the following circumstances: (i) 100% of any unvested equity awards vest in full immediately upon his death; (ii) in the event of the termination of Mr. Squarer's employment by us without cause, the number of equity awards scheduled to vest in the year of such termination will vest in connection with such termination; and (iii) 100% of any unvested equity awards vest in full immediately upon the consummation of a Change of Control (as defined in the Employment Agreement) or upon a termination by Array without cause or by Mr. Squarer following certain events set forth in the agreement during the period commencing three months prior to the occurrence (or expected occurrence) of a Change of Control and ending 12 months after the occurrence of a Change of Control.
We also agreed to reimburse Mr. Squarer for certain relocation, transportation and temporary housing costs in connection with relocating to Colorado and to reimburse him for taxes payable by him on those amounts. Mr. Squarer is eligible for other benefits generally available to our employees and will be reimbursed for reasonable out-of-pocket expenses incurred in connection with performing services under the agreement.
Mr. Squarer is entitled to severance payments under the agreement if his employment is terminated due to his disability, if Array terminates his employment without cause or if he terminates his employment following certain events set forth in the agreement. The severance payments are equal to (i) one year of his then current base salary (or two years base salary if his termination is three months prior to or 12 months after a Change of Control), plus (ii) the amount of the target performance bonus for the year of termination (or two times the target bonus amount if his termination is three months prior to or 12 months after a Change of Control), plus (iii) a lump sum equal to 12 months of COBRA premiums, after application of all deductions and withholdings, for him and his dependents. Severance payments are conditioned on Mr. Squarer entering into a mutually acceptable release and his compliance with his Noncompete Agreement and Confidentiality and Inventions Agreement. We have also agreed to pay Mr. Squarer an amount necessary to pay any excise tax imposed by Section 4999 of the Internal

Revenue Code of 1986, as amended, that any payments made to him may be subject to, and to reimburse him for any taxes imposed on him as a result of this payment.
Mr. Squarer is also subject to a Noncompete Agreement and a Confidentiality and Inventions Agreement in which he agreed not to engage in certain competing activities during the term of his employment and for one year following a termination that results in the payment of severance to him. He also agreed during the term of his employment and for one year following any termination of his employment not to recruit or solicit any of our employees or, to the extent done for the purpose of engaging in activities prohibited by his Noncompete Agreement, any of the company's collaboration partners.
Other Named Executive Officers
Effective March 4, 2002, we entered into an employment agreement with Mr. Moore. The initial term of the agreement with Mr. Moore expired on its second anniversary in 2004 and has renewed each year since then for additional one-year terms. We entered into employment agreements with Dr. Sandor and Mr. Robbins effective August 29, 2014 and September 11, 2014, respectively. The initial term of the agreements with Dr. Sandor and Mr. Robbins expire on their fourth anniversaries, after which they will automatically renew for additional one-year terms. Array may terminate any of the employment agreements for any reason upon 30 days' prior notice to the employee. These agreements specify initial annual salaries that are subject to subsequent adjustment by the Committee in its discretion. During fiscal 2016, annual salaries for our other NEOs ranged from $367,900 to $440,000.
If the employment of Mr. Moore is terminated as a result of disability or by Array without cause, or if he terminates his employment following a reduction in his salary which is treated as a termination without cause by Array, we have agreed to pay Mr. Moore a severance payment equal to the greater of one year, or the remaining term, of his then-current base salary in equal monthly installments, and to cause any unvested options and RSUs to vest. Upon a change of control of the company, 75% of the outstanding options and 75% of the outstanding RSUs held by Mr. Moore will vest and the remaining 25% of his options and 25% of his RSUs will vest one year later if he is still working for us. If Mr. Moore decides to terminate his employment following a change of control, he would be entitled to receive the same severance payments described above as if his employment were terminated by us without cause, except that only 75% of his outstanding options and 75% of his outstanding RSUs will vest.
Under the terms of the employment agreements with Dr. Sandor and Mr. Robbins, if their employment is terminated as a result of disability or by us without cause, or if the employee terminates his employment following a reduction in his salary below his initial salary or a material diminishment of his duties, then the employee will be entitled to a severance payment equal to one year's current base salary, payable in equal monthly installments, Dr. Sandor will be entitled to receive 12 months of premiums payable for continued healthcare coverage under COBRA, and any unvested options and unvested RSUs that would have vested in the year of termination will vest. If any such termination is in connection with a change of control (which is deemed to include any such termination three months prior to or 12 months after a change of control), then the employee will be entitled to a severance payment equal to one year's current base salary, payable in equal monthly installments, including COBRA premiums for Dr. Sandor, all outstanding options and RSUs granted to the employee will immediately vest and, in the case of Mr. Robbins, he will receive a bonus equal to his target performance bonus in the year of termination.
Each of these employees is also subject to a Confidentiality and Inventions Agreement and a Noncompete Agreement in which he has agreed, for a period of two years for employees other than Dr. Sandor and for a period of one year for Dr. Sandor, following termination of employment for any reason not to engage in any competing activities within a 50-mile radius of any area where we are doing business and not to recruit or solicit any of our employees or customers. As a condition to receiving any severance payments under the employment agreements, the employee must execute a release reasonably acceptable to Array and the employee, and he must comply with his obligations under the Noncompete Agreement and Confidentiality and Inventions Agreement he entered into with the company.
We entered into an engagement letter with Chord Advisors in February 2015 pursuant to which we retained Chord Advisors to provide Chief Financial Officer services to us on an interim basis through David Horin. Under the terms of the engagement letter, we agreed to pay Chord Advisors a monthly fee equal to $20,000 and to reimburse Mr. Horin for business expenses incurred by him in connection with providing services to us. The engagement letter was terminable at any time by Array on 30 days' notice after the initial three-month term and each party agreed to indemnify the other party for losses or liabilities incurred as a result of a breach of the agreement by the other party. Chord Advisors also entered into a Confidentiality and Invention Assignment Agreement in February 2015 containing customary confidentiality and invention assignment provisions. We terminated the engagement letter in September 2015 in connection with the appointment of Patricia Henahan as our Chief Financial Officer effective September 8, 2015, and entered into a new engagement letter in November 19, 2016 following Ms. Henahan's resignation as our Chief Financial Officer on the same terms. Mr. Horin's services under this engagement letter ended in August 2016 following the filing of our annual report on Form 10-K and appointment of Jason Haddock as our Chief Financial Officer.
Potential Payments upon Termination or Change in Control
The employment agreements we have entered into with our NEOs provide for certain payments, acceleration of equity and continuation of benefits upon specified terminations of employment or upon a change in control of Array. The post-termination arrangements under these agreements are described above under “Employment Agreements.” In addition, upon a change in control or upon termination of employment other than for cause, any unvested matching or discretionary contributions under the DCP held by an NEO will fully vest. As of June 30, 2016, Mr. Squarer and Mr. Moore were fully vested in the DCP, and Mr. Robbins was 75% vested. Mr. Horin and Dr. Sandor did not participate in the DCP in fiscal 2016.
The following table reflects the estimated potential payments upon termination or change in control that would be payable to each of the NEOs other than Mr. Horin, who is not entitled to any payments upon termination or a change in control. For purposes of calculating the potential payments set forth in the tables below, we have assumed that (i) the date of termination was June 30, 2016 and (ii) the value of each share subject to a stock option that would be accelerated in the circumstances set forth in the table below equals $3.56, the closing market price of our common stock on June 30, 2016, the last trading day of the 2016 fiscal year. Therefore, the acceleration of any options having an exercise price greater than $3.56 are not reflected in the table below.

Name	Cash Severance ($)(1)	Performance Bonus ($)	Continuation of Medical Benefit Plans ($)	Acceleration of Equity Awards ($)		Excise Tax Restoration ($)		Total ($)
Ron Squarer:
Termination without Cause or Resignation for Good Reason	580,000	348,000	25,263	—		$—		953,263
Change in Control	—	—	—	1,002,501		—	(2)	1,002,501
Termination without Cause or Resignation for Good Reason in connection with a Change in Control (3)	1,160,000	696,000	25,263	1,002,501		1,039,106	(2)	3,922,870
Voluntary retirement	—	—	—	—		—		—
Disability	580,000	348,000	25,263	—		—		953,263
Death	48,333	—	—	1,002,501		—		1,050,834
Victor Sandor, M.D.:
Termination without Cause or Resignation for Good Reason	440,000	—	25,263	341,368		—		806,631
Change in Control	—	—	—	—		—		—
Termination without Cause or Resignation for Good Reason in connection with a Change in Control (3)	440,000	—	25,263	703,144		—		1,168,407
Voluntary retirement	—	—	—	—		—		—
Disability	440,000	—	25,263	341,368		—		806,631
Death	36,667	—	—	703,144		—		739,811
Andrew R. Robbins:
Termination without Cause or Resignation for Good Reason	420,000	—	—	—		—		420,000
Change in Control	—	—	—	—		—		—
Termination without Cause or Resignation for Good Reason in connection with a Change in Control (3)	420,000	168,000	—	491,771		—		1,079,771
Voluntary retirement	—	—	—	—		—		—
Disability	420,000	—	—	491,771		—		911,771
Death	35,000	—	—	491,771		—		526,771
John R. Moore:
Termination without Cause or Resignation for Good Reason	380,300	—	—	339,279		—		719,579
Change in Control	—	—	—	254,459	(4)	—		254,459
Termination without Cause or Resignation for Good Reason in connection with a Change in Control	380,300	—	—	339,279	(4)	—		719,579
Voluntary retirement	—	—	—	—		—		—
Disability	380,300	—	—	339,279		—		719,579
Death	31,692	—	—	339,279		—		370,971

(1)
The amounts reported in the table above do not include payments that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, which includes accrued salary and vacation pay, distributions of plan balances under our 401(k) plan, our ESPP or the DCP.

(2)
Under the terms of Mr. Squarer's employment agreement, in the event Mr. Squarer is subject to an excise tax pursuant to Section 4999 in connection with any payments made under his employment agreement together with any other payments we make to him, we will reimburse him for the full tax amount, and all interest or penalties, he is subject to and for any income tax payable as a result of this reimbursement. As calculated as of June 30, 2016, the payments to Mr. Squarer upon a change in control would not be subject to an excise tax and therefore would not receive an excise tax gross-up other than upon a termination without cause or by him for good reason upon a change in control of the company as reflected in the table above.

(3)	A termination of the employee's employment within three months prior to or 12 months after consummation of a change in control is deemed to be in connection with such change in control.

(4)
If the employee is not terminated in connection with a change in control, or the employee resigns on or within 30 days after the closing date of an event which constitutes a change in control, only 75% of unvested options vest. The remaining 25% of unvested options would vest only if the employee continues service until the earlier of a termination without cause or one year from the change in control, as these terms are defined in the employee's employment agreement with us.

Actual amounts that a NEO could receive in the future could differ materially from the amounts reported above as a result of many factors, including changes in our stock price, changes in base salary, target and actual bonus amounts, and the vesting provisions and grants of additional equity awards.
Retirement Savings Plan
We maintain a 401(k) Savings Plan that is intended to be a qualified retirement plan under the Internal Revenue Code. Generally, all of our employees, excluding leased and intern employees, are eligible to participate in the 401(k) Plan. Employees may enroll in the 401(k) Plan at the first calendar quarter following their original employment date and make salary deferral contributions, subject to the limitations imposed by the Internal Revenue Code. Array matches 100% of the first 4% of each participant's semi-monthly contribution. In addition, Array may make annual discretionary profit sharing contributions in an amount to be determined at the 401(k) Plan year-end by the Board of Directors; no discretionary contributions were made in fiscal 2016. Participants' contributions may be invested in any of several investment alternatives. Participants become vested in our contributions according to a graduated vesting schedule based upon length of service with us. As of June 30, 2016, Mr. Squarer and Mr. Moore were fully vested, Mr. Robbins was 75% vested, Dr. Sandor was 25% vested, and Mr. Horin did not participate in the 401(k) plan.

COMPENSATION OF DIRECTORS
Cash compensation to our non-employee directors consists of quarterly retainers and meeting fees. The Compensation Committee periodically reviews and analyzes compensation data among the same peer group as is used in determining executive compensation and, as appropriate, adjusts director compensation to ensure that we are able to attract and retain individuals with the experience and expertise we need to help us achieve our strategic goals. During fiscal 2016, the quarterly retainer for non-employee board members was $7,500 and meeting fees were $2,000 for each Board of Directors meeting attended, except for the Chairman of the Board who received a quarterly retainer of $15,000 and Board meeting fees of $4,000 per meeting attended. Members of the Compensation Committee, the Clinical Development Committee and the Corporate Governance Committee received $1,500 for each committee meeting they attended, and the chairs of these committees received an additional $2,000 for each committee meeting that they chaired. Audit Committee members received $2,000 for each Audit Committee meeting they attended and the chair received an additional $2,000 for each Audit Committee meeting that he chaired. Our non-employee directors were compensated at a rate of 50% of the foregoing meeting fees if a Board of Directors or committee meeting was held via teleconference. In addition, each non-employee director is reimbursed for reasonable out-of-pocket expenses incurred while attending any meeting of the Board of Directors or any committee meeting of the Board of Directors.
We also make annual stock option grants to our non-employee directors under our Stock Option and Incentive Plan at an exercise price equal to the fair market value on the date of grant. In fiscal 2016 and 2015, we made annual grants of options to purchase 25,000 shares of our common stock. In addition, in fiscal 2016, we granted each non-employee director 5,000 restricted stock units, or RSUs, all of which vest on the first anniversary of the grant date subject to continued service on the Board of Directors.
Director Compensation Table
The following table sets forth compensation paid to or earned by each of our directors who served on our Board during the fiscal year ended June 30, 2016. Mr. Squarer does not receive any separate compensation in consideration for his service on the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Total ($)
Kyle A. Lefkoff, Chairman	$101,000	$25,650	$65,393	$192,043
Charles M. Baum, M.D., Ph.D.	57,000	25,650	65,393	148,043
Gwen A. Fyfe, M.D.	65,000	25,650	65,393	156,043
John A. Orwin	56,750	25,650	65,393	147,793
Gil J. Van Lunsen	62,250	25,650	65,393	153,293

(1)
The amounts set forth in this column represent the aggregate grant date fair value of stock-based compensation granted in fiscal 2016 for financial reporting purposes under FASB ASC Topic 718, “Stock Compensation,” excluding the effect of estimated forfeitures for service-based vesting conditions. See Note 10 - Share-Based Compensation to our audited financial statements set forth in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2016 for the assumptions used in determining such amounts. The options and RSUs vest on the first anniversary of the grant date, subject to continued service on the Board of Directors, and the options expire ten years from the date of grant.

(2)
Consists of RSUs representing the right to receive 5,000 shares which were granted in fiscal 2016. As of August 31, 2016, outstanding RSUs for 5,000 shares each were held by Mr. Lefkoff, Dr. Baum, Dr. Fyfe, Mr. Orwin and Mr. Van Lunsen.

(2)
Consists of options to purchase 25,000 shares which were granted in fiscal 2016. As of August 31, 2016, outstanding options to purchase 165,000, 50,000, 115,000, 95,000 and 220,000 shares of common stock were held by Mr. Lefkoff, Dr. Baum, Dr. Fyfe, Mr. Orwin and Mr. Van Lunsen, respectively.

Stock Ownership Guidelines

In January 2016, the Board of Directors adopted stock ownership guidelines applicable to the non-employee directors to further align the interests of non-employee directors with the interests of our shareholders. Under these guidelines, each non-employee director is expected to acquire and retain shares of our common stock equal to the lesser of (i) 15,000 shares or (ii) a number of shares of common stock having a value equal to three times the total value of the non-employee director’s annual cash retainer paid for regular service on the Board of Directors.
Non-employee directors have until the end of the fiscal year marking the fifth anniversary of becoming subject to the guidelines to come into compliance with the guidelines. The Corporate Governance Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances. In the event a non-employee director’s annual retainer increases, he or she will have an additional period of time from the date of the increase as approved by the Corporate Governance Committee to acquire any additional shares needed to meet these guidelines.
For purposes of these guidelines, a non-employee director’s stock ownership shall include all shares of the Company’s common stock owned outright by the director and by his or her immediate family members (spouse and dependent children), and any shares held in trust for the benefit of the director and/or his or her immediate family members, owned through an ERISA-qualified employee benefit plan or through a non-qualified, deferred compensation arrangement. Shares of common stock issued upon exercise of stock options or settlement of vested restricted stock units will be included, but unvested restricted stock units and unexercised stock options will be excluded from the calculation of stock ownership.
Compliance with these guidelines will be determined on an annual basis by the Chief Financial Officer with the oversight of the Corporate Governance Committee. Share prices of all companies are subject to market volatility. The Committee believes that it would be unfair to require a non-employee director to buy more shares simply because the Company’s stock price drops temporarily. In the event there is a decline in the Company’s stock price such that director’s holdings fall below the applicable threshold, such director will not be required to purchase additional shares to meet the threshold, but shall not sell or transfer any shares until the threshold has again been achieved.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our executive officers serve as a member of the Board of Directors or Compensation Committee of any other company that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee, nor has such a relationship existed in the past.

CERTAIN RELATIONSHIPS AND TRANSACTIONS
Policies and Procedures with Respect to Related Person Transactions
Our Audit Committee charter requires that the Audit Committee approve all related person transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934. The Audit Committee has adopted a written policy governing its review of transactions with related persons. Pursuant to this policy, identified transactions in which related persons have a direct or indirect material interest, are subject to approval or ratification by the Audit Committee. Certain transactions that are not required to be disclosed under Item 404 of Regulation S-K, including compensation and compensation-related transactions, are not subject to this policy. Our policy also requires approval or ratification for any material amendments to ongoing related person transactions. In determining whether to approve a related person transaction, the Audit Committee will consider all relevant facts and circumstances available to it, which may include the benefits of the transaction to the company, the impact of the transaction on a director's independence, the availability of other sources for comparable products or services, and the terms of the transaction as compared with those available to or from unrelated third parties. No director will participate in the discussion of any related person transaction in which that director has a direct or indirect interest, other than to provide material information about the transaction to the Audit Committee. For purposes of this policy, the term “related person” has the meaning contained in Item 404 of Regulation S-K and includes our executive officers, directors and director nominees (and their respective immediate family members or persons sharing their household), stockholders owning in excess of 5% of our outstanding capital stock or any entity owned or controlled by any of the foregoing or in which any of the foregoing has a substantial ownership interest.
Related Person Transactions
Registration Rights
Prior to our initial public offering and in connection with the sale and issuance of our Series A preferred stock in May 1998 and August 1998, our Series B preferred stock in November 1999, and our Series C preferred stock in August 2000, we entered into an agreement with the investors in such financings providing for registration rights with respect to the shares of common stock, including those issuable upon conversion of each series of preferred stock, held and subsequently acquired by these investors. Currently, 1.6 million shares of our common stock are entitled to registration rights pursuant to terms and conditions of this agreement. The registration rights under this agreement allow the holders of at least 30% of the shares of common stock held by such holders then outstanding to require us to register their shares under the Securities Act on up to two occasions, subject to limitations described in the agreement. In addition, these holders can require us to include their shares in future registrations of our shares for our account or the account of another stockholder. These holders may also require us to register their shares on up to two occasions in any calendar year on Form S-3. These registration rights are subject to limitations and conditions, including the right of underwriters to limit the number of shares of common stock held by existing stockholders to be included in a registration. The registration rights as to any holder will terminate when all securities held by the holder entitled to registration rights can be sold within a three-month period under Rule 144 of the Securities Act and when the number of shares held by the holder is less than 1% of our outstanding capital stock on an as converted to common stock basis. In addition, we are generally required to bear all expenses of registration, including the reasonable fees of a single counsel acting on behalf of all selling stockholders, except underwriting discounts and selling commissions.
Mirati Therapeutics

We have entered into an agreement with Mirati Therapeutics, Inc. whereby have conducted feasibility programs for Mirati related to a particular target. During April 2016, Mirati elected to exercise an option to take an exclusive, worldwide license to an active compound under the agreement and we received a $2.5 million option exercise fee and will receive additional fees as reimbursement for research and development services. The agreement with Mirati also contains substantive potential milestone payments of up to $9.3 million for four remaining developmental milestones and up to $337 million for the achievement of seven commercialization milestones if certain net sales amounts are achieved in the United States, the European Union and Japan. Mirati receives no revenue from Array under this agreement. Dr. Charles Baum, a current member of Array’s Board of Directors, is the President and Chief Executive Officer of Mirati.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and certain stockholders to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in common stock. During the fiscal year ended June 30, 2016, to our knowledge and based solely on copies of these reports furnished to us by our directors, executive officers and 10% beneficial stockholders, all Section 16(a) reports were timely filed.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING
Submission of Stockholder Proposals for Inclusion in next year's Annual Meeting Proxy Statement
Any proposal or proposals by a stockholder intended to be included in the Proxy Statement and form of proxy relating to the 2017 Array Annual Meeting of Stockholders must be received by Array no later than May 15, 2017, (120 days prior to September 12, 2017) according to the proxy solicitation rules of the SEC, and must comply with the other proxy solicitation rules promulgated by the SEC and with the procedures set forth in our Bylaws. Proposals should be sent to the Secretary of Array at 3200 Walnut Street, Boulder, Colorado 80301. Nothing in this paragraph shall be deemed to require Array to include in its Proxy Statement and proxy relating to the 2017 Annual Meeting of Stockholders any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.
Other Stockholder Proposals for Presentation at Next Year's Annual Meeting
A stockholder who wishes to submit a proposal or nominate a candidate to serve as a director for consideration at the 2017 Annual Meeting outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 and that will not be included in the Proxy Statement for such meeting must, in accordance with Section 2.2 of our Bylaws, file a written notice with the Secretary of Array which conforms to the requirements of the Bylaws and any additional information required for nominations to the Board of Directors described below. Only nominations or proposals made by a stockholder who is a stockholder of record both on the date of giving such notice and on the record date for the determination of stockholders entitled to vote at such Annual Meeting will be considered eligible to serve as a director or be transacted at an Annual Meeting. Our Bylaws are on file with the SEC, and may be obtained from our Secretary upon request and are available under the Investor Relations portion of our website at www.arraybiopharma.com. The officer who will preside at the stockholders meeting will determine whether the information provided in such notice satisfies the requirements of the Bylaws. Such notice of a stockholder proposal must be delivered no earlier than July 29, 2017, and no later than August 28, 2017. Any stockholder proposal that is not submitted in accordance with the foregoing procedures will not be considered to be properly brought before the 2017 Annual Meeting.
Stockholder Nominations to the Board of Directors
The Corporate Governance Committee of the Board of Directors will consider nominating directors to the Board of Directors who are recommended by stockholders pursuant to the procedures described above for submission of stockholder proposals and the procedures set forth below. The Corporate Governance Committee has adopted the following set of minimum qualifications for candidates nominated for election or reelection to the Board of Directors:

•	Personal characteristics:

•	highest personal and professional ethics, integrity and values;

•	an inquiring and independent mind, with a respect for the views of others;

•	ability to work well with others;

•	practical wisdom and mature judgment.

•	Broad, policy-making level training and experience in business, government, academia or science to understand business problems and evaluate and formulate solutions.

•	Expertise that is useful to Array and complementary to the background and experience of other Board of Directors members.

•
Willingness to devote the time necessary to carrying out the duties and responsibilities of membership on the Board of Directors and to be an active, objective and constructive participant at meetings of the Board of Directors and its Committees.

•	Commitment to serve on the Board of Directors over a period of several years to develop knowledge about our principal operations.

•	Willingness to represent the best interests of all stockholders and objectively appraise management performance.
The Corporate Governance Committee will also consider other relevant factors, such as the existence of any relationship that would interfere with the exercise of a candidate's independent judgment. The Board of Directors does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Corporate Governance Committee believes the qualifications described above enable it to identify director candidates that possess the diversity in backgrounds, industry knowledge, skills and experiences that are important to the Board's overall effectiveness.
The Corporate Governance Committee has not received any timely nominations for director from stockholders for the 2016 Annual Meeting. The Corporate Governance Committee must receive proposals for stockholder nominations on or before the deadline for the submission of stockholder proposals for such Annual Meeting set forth in our Bylaws and required by the rules of the SEC, as described above. As required by our Bylaws, stockholder proposals must include the following information:

•
Information regarding the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made making the proposal, including name, address and number of shares of Array stock beneficially owned by such stockholder and such beneficial owner;

•
A description of any agreement, arrangement or understanding between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any other person or persons in connection with such nomination and the name and address of any other person or persons known to the stockholder or such beneficial owner to support such nomination;

•
A description of any option, warrant, convertible security or a settlement payment or mechanism at a price related to any class or series of our capital stock, whether or not settled in cash or in securities, directly or indirectly owned by such stockholder or beneficial owner;

•
A description of any agreement, arrangement or understanding (including any short positions, profits interests, hedging transactions, borrowed or loaned shares) that has been entered into or made as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owner, if any, the effect or intent of which is to mitigate loss to or manage risk of stock prices changes for, or to increase the voting power of, such stockholder or beneficial owner with respect to shares of our capital stock;

•
A representation that the stockholder will update the information set forth in clauses above as of the record date for the meeting by delivery of written notice to us promptly following the later of the record date or public announcement of the record date;

•
A representation whether the stockholder or the beneficial owner, if any, or the group of which it is a part, intends to deliver a Proxy Statement and/or form of proxy or otherwise to solicit proxies from stockholders in support of the nomination;

•	A representation that the stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting, and

•
The name and address of the person being nominated and such other information regarding each nominated person that would be required in a Proxy Statement filed pursuant to the SEC's proxy rules, including, but not limited to:

•	A copy of the nominee's current resume

•	Biographical information concerning the nominee for the last five years, including directorships and positions held with other companies

•	The nominee's date of birth

•	A list of references

•
A description of any relationship, arrangement or understanding between the stockholder making the proposal and the nominee and any other person (including names), pursuant to which the nomination is being made

•	A description of any direct or indirect relationship, arrangement or understanding between the stockholder making the proposal or the nominee and Array

•	The consent of each nominee to being named in the Proxy Statement and to serve as a director if elected

•	Any other information we may reasonably require to determine the eligibility of the proposed nominee to serve as a director
Following verification of this information, the Corporate Governance Committee will make an initial analysis of the qualifications of the candidate based on Array's general criteria for director nominations, and if the Corporate Governance Committee believes the candidate meets the criteria, the Committee would further evaluate the candidate, which generally would involve a review of background materials, internal discussions and interviews with the candidate. If the Corporate Governance Committee supports the candidate, it would recommend the candidate for consideration by the Board of Directors. The Corporate Governance Committee has historically not retained a recruiting firm or third party to assist in the identification or evaluation of potential nominees and will evaluate all candidates to the Board of Directors in the same manner regardless of whether the nominee is recommended by a stockholder or some other source.

Appendix A
AMENDED AND RESTATED
ARRAY BIOPHARMA INC.
EMPLOYEE STOCK PURCHASE PLAN
As amended and restated on August 29, 2016,
subject to the approval of the stockholders
The Board of Directors of Array BioPharma Inc. (the “Company”) has adopted this Employee Stock Purchase Plan (the “Plan”) to enable eligible employees of the Company and its participating Affiliates (as defined below), through payroll deductions or other cash contributions, to purchase shares of the Company’s common stock, par value $0.001 per share (the “common stock”). The Plan is for the benefit of the employees of Array BioPharma Inc. and any participating Affiliates. The Plan is intended to benefit the Company by increasing the employees’ interest in the Company’s growth and success and encouraging employees to remain in the employ of the Company or its participating Affiliates. The provisions of the Plan are set forth below:
1. SHARES SUBJECT TO THE PLAN.
Subject to adjustment as provided in Section 26 below, the aggregate number of shares of common stock that may be made available for purchase by participating employees under the Plan is 6,000,000. The shares issuable under the Plan may, in the discretion of the Board of Directors of the Company (the “Board”), be either authorized but unissued shares or treasury shares.
2. ADMINISTRATION.
The Plan shall be administered under the direction of the Compensation Committee of the Board (the “Committee”). No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.
3. INTERPRETATION.
It is intended that the Plan will meet the requirements for an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”), and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan (including any determinations that are reserved by the Board under this Plan), all of which determinations will be final and binding upon all persons.
4. ELIGIBLE EMPLOYEES.
Any employee of the Company or any of its participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee whose customary employment is for less than five months in any calendar year; and (b) an employee who, after exercising his or her rights to purchase shares under the Plan, would own shares of common stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. The term “participating Affiliate” means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(e) and (f) of the Code and the regulations thereunder). The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular participating Affiliate.
5. PARTICIPATION IN THE PLAN.
An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the Payroll Department of the Company. The form will authorize payroll deductions (as provided in Section 6 below) and authorize the purchase of shares of common stock for the employee’s account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of the first Offering Period. Notwithstanding the forgoing, the Board may, in its discretion, also choose to automatically enroll eligible employees in the Plan in connection with the first Offering Period coinciding with the Company’s initial public offering. Eligible employees who are automatically enrolled in the Plan shall be deemed to have elected to purchase common stock with a total Purchase Price fixed by the Board at the time of the first Offering Period and payable as a lump sum, which total Purchase Price shall in no event be more than $25,000.
6. OFFERINGS.
At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 5 above), the employee shall elect to have deductions made from his or her pay on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee’s account under the Plan. Pursuant to Section 5 above, the Board shall also have the authority to authorize in the election form the payment for shares of common stock through cash payments from participating employees. An employee may not during any Offering Period change his or her percentage of payroll deduction for that Offering Period, nor may an employee withdraw any contributed funds, other than in accordance with Sections 14 through 20 below.
7. OFFERING PERIODS.
The Offering Periods shall be determined by the Board. The first Offering Period under the Plan shall commence on the date determined by the Board.
If the Purchase Price (as defined below) is determined on the last trading day of a Purchase Period (as defined below) as provided in Section 8 below because the price per share on such date is less than the price per share on the first trading date of the Offering Period, the Board may provide for the automatic termination of the Offering Period and the automatic commencement of a new Offering Period.
8. RIGHTS TO PURCHASE COMMON STOCK; PURCHASE PRICE.
Rights to purchase shares of common stock will be deemed granted to participating employees as of the first trading day of each Offering Period for a number of shares equal to $25,000 divided by 85% of the fair market value of the common stock on the first day of the Offering Period. The purchase price of each share of common stock (the “Purchase Price”) shall be the lesser of 85 percent of the fair market value of the common stock (i) on the first trading day of the Offering Period or (ii) on the last trading day of such Offering Period; provided, further, that in no event shall the Purchase Price be less than the par value of the common stock. For purposes of the Plan, “fair market value” means the value of each share of common stock subject to the Plan on a given date determined as follows: if on such date the shares of common stock are listed on an established national or regional stock exchange, are admitted to quotation on The Nasdaq Stock Market, or are publicly traded on an established securities market, the fair market value of the shares of common stock shall be the closing price of the shares of common stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on such date or, if such date is not a trading day, on the trading day immediately preceding such date (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of common stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of common stock are not listed on such an exchange, quoted on such system or traded on such a market, fair market value shall be determined by the Board in good faith. Notwithstanding the foregoing, the fair market value of each share of common stock on the first day of the Offering Period that commences with the Company’s initial public offering shall be the public offering price at which the shares of common stock are offered for sale in the initial public offering. On the first day of each Purchase Period that: (i) is not also the start of a new Offering Period and (ii) occurs in the same calendar year as an earlier Purchase Period, each participating employee’s right to purchase shares of common stock granted under this Section 8 shall be reduced by the number of shares of common stock purchased on behalf of such participating employee in the immediately preceding Purchase Period.
The Board may adopt several purchase periods (each a “Purchase Period”) within a given Offering Period. If the Board adopts several purchase periods within an Offering Period, the Purchase Price shall be the lesser of 85 percent of the fair market value of the common stock (i) on the first trading day of the Offering Period or (ii) on the last trading day of such Purchase Period; provided, further, that in no event shall the Purchase Price be less than the par value of the common stock.
9. TIMING OF PURCHASE; PURCHASE LIMITATION.
Unless a participating employee has given prior written notice terminating such employee’s participation in the Plan, or the employee’s participation in the Plan has otherwise been terminated as provided in Sections 14 through 20 below, such employee will be deemed to have exercised automatically his or her right to purchase common stock on the last trading day of the Offering Period (except as provided in Section 14 below) for the number of shares of common stock which the accumulated funds in the employee’s account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 13 below and subject to adjustment under Section 26 below. Notwithstanding any other provision of the Plan, no employee may purchase in any one calendar year under the Plan and all other “employee stock purchase plans” of the Company and its participating Affiliates shares of common stock having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the Offering Period as to shares purchased during such period. Effective upon the last trading day of the Offering Period, a participating employee will become a stockholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto. Notwithstanding the foregoing, no shares shall be sold pursuant to the Plan unless the Plan is approved by the Company’s stockholders in accordance with Section 25 below.
10. ISSUANCE OF STOCK CERTIFICATES.
On the last trading day of the Offering Period, a participating employee will be credited with the number of shares of common stock purchased for his or her account under the Plan during such Offering Period. The Board may permit or require that shares be deposited directly with a broker designated by the Board or to a designated agent of the Company, and the Board may utilize electronic or automated methods of share transfer. The Board may require that shares be retained with such broker or agent for a designated period of time (and may restrict dispositions for a period of up to 12 months from the date of purchase) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares. The Company shall retain the amount of payroll deductions or the lump-sum payment used to purchase shares of common stock as full payment for the shares of common stock and the shares of common stock shall then be fully paid and non-assessable.
11. WITHHOLDING OF TAXES.
To the extent that a participating employee realizes income in connection with an acquisition, sale or other transfer of any shares of common stock acquired under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Offering Period in which the shares were purchased must within 30 days of such transfer notify the Payroll Department of the Company in writing of such transfer. Notwithstanding any implication herein to the contrary, this Section 11 shall not be interpreted in a manner to impose an withholding obligations on an entity other than the Company.
12. ACCOUNT STATEMENTS.
The Company will cause a statement to be delivered to each participating employee for each Offering Period during which the employee purchases common stock under the Plan, reflecting the amount of payroll deductions or other cash contributions during the Offering Period, the number of shares purchased for the employee’s account, the price per share of the shares purchased for the employee’s account and the number of shares held for the employee’s account at the end of the Offering Period.
13. PARTICIPATION ADJUSTMENT.
If in any Offering Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 1 above is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 9 above, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee’s account after such exercise will be refunded to the employee.
14. CHANGES IN ELECTIONS TO PURCHASE.
(a)    A participating employee may, at any time prior to the last trading day of the Offering Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), and the amount in the employee’s account will be distributed and the employee’s option to purchase will terminate, unless the employee elects, by written notice to the Company, not to have such amount distributed, in which event such amount shall remain in the employee’s account and available to exercise his or her option to purchase shares under the Plan during such Offering Period.
(b)    Any participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next Offering Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above.
(c)    Notwithstanding subsection 14(b) above, any participating employee may increase (subject to the maximum limitation on purchases under the Plan provided for in Section 9 and any additional limitations imposed by section 423 of the Code) or decrease his or her payroll deduction, to take effect on the first day of the next Purchase Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above. The Company may impose reasonable administrative restrictions on the frequency of changes in payroll deductions, required advance notice for changes in payroll deductions and on the minimum amount of payroll deductions.
15. VOLUNTARY TERMINATION OF EMPLOYMENT OR DISCHARGE.
In the event a participating employee voluntarily leaves the employ of the Company or a participating Affiliate, otherwise than by retirement under a plan of the Company or a participating Affiliate, or is discharged for cause prior to the last day of the Offering Period, the amount in the employee’s account will be distributed and the employee’s option to purchase will terminate.
16. RETIREMENT OR SEVERANCE.
In the event a participating employee who has an option to purchase shares leaves the employ of the Company or a participating Affiliate because of retirement under a plan of the Company or a participating Affiliate, or because of termination of the employee’s employment by the Company or a participating Affiliate for any reason except discharge for cause, the participating employee may elect, within 10 days after the date of such retirement or termination, one of the following alternatives:
(a)    The employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Offering Period, with the amount then credited to the employee’s account; or
(b)    Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.
In the event the participating employee does not make an election within the aforesaid 10-day period, he or she will be deemed to have elected subsection 16(b) above.
17. LAY-OFF, AUTHORIZED LEAVE OF ABSENCE OR DISABILITY.
Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.
If such employee returns to active service prior to the last day of the Offering Period, the employee’s payroll deductions will be resumed and if said employee did not make periodic cash payments during the employee’s period of absence, the employee shall, by written notice to the Company’s Payroll Department within 10 days after the employee’s return to active service, but not later than the last day of the Offering Period, elect:
(a)    To make up any deficiency in the employee’s account resulting from a suspension of payroll deductions by an immediate cash payment;
(b)    Not to make up such deficiency, in which event the number of shares to be purchased by the employee shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the employee’s account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or
(c)    Withdraw the amount in the employee’s account and terminate the employee’s option to purchase.
A participating employee on lay-off, authorized leave of absence or disability on the last day of the Offering Period shall deliver written notice to his or her employer on or before the last day of the Offering Period, electing one of the alternatives provided in the foregoing clauses (a), (b) and (c) of this Section 17. If any employee fails to deliver such written notice within 10 days after the employee’s return to active service or by the last day of the Offering Period, whichever is earlier, the employee shall be deemed to have elected subsection 17(c) above.
If the period of a participating employee’s lay-off, authorized leave of absence or disability shall terminate on or before the last day of the Offering Period, and the employee shall not resume active employment with the Company or a participating Affiliate, the employee shall receive a distribution in accordance with the provisions of Section 16 of this Plan.
18. DEATH.
In the event of the death of a participating employee while the employee’s option to purchase shares is in effect, the legal representatives of such employee may, within three months after the employee’s death (but no later than the last day of the Offering Period) by written notice to the Company or participating Affiliate, elect one of the following alternatives:
(a)    The employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Offering Period, with the amount then credited to the employee’s account; or
(b)    Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.
In the event the legal representatives of such employee fail to deliver such written notice to the Company or participating Affiliate within the prescribed period, the election to purchase shares shall terminate and the amount, then credited to the employee’s account shall be paid to such legal representatives.
19. FAILURE TO MAKE PERIODIC CASH PAYMENTS.
Under any of the circumstances contemplated by this Plan, where the purchase of shares is to be made through periodic cash payments in lieu of payroll deductions, the failure to make any such payments shall reduce, to the extent of the deficiency in such payments, the number of shares purchasable under this Plan.
20. TERMINATION OF PARTICIPATION.
A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan as provided in Section 25 below, or (b) the employee ceases to be eligible to participate in the Plan under Section 4 above. As soon as practicable following termination of an employee’s participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee’s account and a stock certificate representing the number of whole shares held in the employee’s account. Once terminated, participation may not be reinstated for the then current

Offering Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.
21. ASSIGNMENT.
No participating employee may assign his or her rights to purchase shares of common stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of common stock under the Plan may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.
22. APPLICATION OF FUNDS.
All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of common stock and/or refunded to participating employees. Participating employees’ accounts will not be segregated.
23. NO RIGHT TO CONTINUED EMPLOYMENT.
Neither the Plan nor any right to purchase common stock under the Plan confers upon any employee any right to continued employment with the Company or any of its participating Affiliates, nor will an employee’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating Affiliates to terminate the employee’s employment at any time.
24. AMENDMENT OF PLAN.
The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 8 above used in calculating the Purchase Price); provided, however, that without approval of the stockholders of the Company no amendment shall be made (a) increasing the number of shares specified in Section 1 above that may be made available for purchase under the Plan (except as provided in Section 26 below) or (b) changing the eligibility requirements for participating in the Plan. No amendment may be made that impairs the vested rights of participating employees.
25. EFFECTIVE DATE; TERM AND TERMINATION OF THE PLAN.
The Plan shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy; provided, however, that upon approval of the Plan by the shareholders of the Company as set forth above, all rights to purchase shares granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on the effective date. If the shareholders fail to approve the Plan on or before one year after the effective date, the Plan shall terminate, any rights to purchase shares granted hereunder shall be null and void and of no effect, and all contributed funds shall be refunded to participating employees. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate on September 8, 2020 or, if earlier, at such time as all shares of common stock that may be made available for purchase under the Plan pursuant to Section 1 above have been issued.
26. EFFECT OF CHANGES IN CAPITALIZATION.
a. Changes in Stock.
If the number of outstanding shares of common stock is increased or decreased or the shares of common stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share. Notwithstanding the foregoing, in the event of a spin-off that results in no change in the number of outstanding shares of stock of the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares for which rights are outstanding under the Plan, and (ii) the Purchase Price per share.
b. Reorganization in Which the Company Is the Surviving Corporation.
Subject to Subsection (c) of this Section 26, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of common stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.
c. Reorganization in Which the Company Is Not the Surviving Corporation, Sale of Assets or Stock, and other Corporate Transactions.
Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 50 percent of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Offering Period shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 10 above the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Company gives notice thereof to its stockholders.
d. Adjustments.
Adjustments under this Section 26 related to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive.
e. No Limitations on Company.
The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

27. GOVERNMENTAL REGULATION.
The Company’s obligation to issue, sell and deliver shares of common stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.
28. STOCKHOLDER RIGHTS.
Any dividends paid on shares held by the Company for a participating employee’s account will be transmitted to the employee. The Company will deliver to each participating employee who purchases shares of common stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. Any shares of common stock held for an employee’s account will be voted in accordance with the employee’s duly delivered and signed proxy instructions. There will be no charge to participating employees in connection with such notices, proxies and other materials.
29. RULE 16b-3.
Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.
30. PAYMENT OF PLAN EXPENSES.
The Company will bear all costs of administering and carrying out the Plan.
* * *

This Plan was duly adopted and approved by the Board of Directors of the Company on the 8th day of September 2000 and approved by the stockholders of the Company on the 8th day of September 2000, in each case effective upon the closing of the initial public offering of the Company’s common stock. This Plan was duly amended:

1.	By the Board of Directors as of the 17th day of November 2000 in accordance with Section 24 to add the second paragraph to Section 7 and the second paragraph to Section 8.

2.
By the Board of Directors as of the 12th day of September 2002 and approved by the stockholders at the Annual Meeting of Stockholders on October 31, 2002, (i) to increase the number of shares reserved for issuance hereunder from 800,000 to 1,200,000 in Section 1, and (ii) to remove subparagraph (d) from Section 4.

3.
By the Board of Directors as of the 29th day of April 2004, (i) to amend the first sentence of Section 8 and add a new sentence to the end of Section 8, and (ii) to add a new subparagraph (c) to Section 14.

4.
By the Board of Directors as of the 9th day of December 2005 and approved by the stockholders at the Annual Meeting of Stockholders on November 2, 2006, (i) to increase the number of shares reserved for issuance hereunder to 1,650,000 in Section 1, (ii) to remove subparagraph (a) from Section 4, and (iii) to amend Section 14(a).

5.
By the Board of Directors as of the 11th day of September 2008 and approved by the stockholders at the Annual Meeting of Stockholders on October 30, 2008, (i) to increase the number of shares reserved for issuance hereunder to 2,250,000 in Section 1, and (ii) to extend the term of the Plan by an additional ten years to expire on September 8, 2020.

6.
By the Board of Directors as of the 7th day of September 2009, and approved by the stockholders at the Annual Meeting of Stockholders on October 29, 2009, to increase the number of shares of common stock reserved for issuance hereunder to 2,850,000 shares in Section 1.

7.
By the Board of Directors as of the 5th day of August 2010, and approved by the stockholders at the Annual Meeting of Stockholders on November 4, 2010, to increase the number of shares of common stock reserved for issuance hereunder to 3,450,000 shares in Section 1.

8.
By the Board of Directors as of the 4th day of August 2011, and approved by the stockholders at the Annual Meeting of Stockholders on October 26, 2011, to increase the number of shares of common stock reserved for issuance hereunder to 4,050,000 shares in Section 1.

9.
By the Board of Directors as of the 31st day of August 2012, and approved by the stockholders at the Annual Meeting of Stockholders on October 24, 2012, to increase the number of shares of common stock reserved for issuance hereunder to 4,650,000 shares in Section 1.

10.
By the Board of Directors as of the 26th day of August 2014, and approved by the stockholders at the Annual Meeting of Stockholders on October 30, 2014, to increase the number of shares of common stock reserved for issuance hereunder to 5,250,000 shares in Section 1.

By:	John R. Moore, Secretary